Exhibit 10.1

TERM LOAN AGREEMENT

Dated as of May 24, 2012

among

HEALTH CARE REIT, INC.,

as the Borrower

KEYBANK NATIONAL ASSOCIATION,

as Administrative Agent

and

The Other Lenders Party Hereto

JPMORGAN CHASE BANK, N.A., BANK OF AMERICA, N.A. and

ROYAL BANK OF CANADA,

as Co-Syndication Agents

CITIBANK, N.A., COMPASS BANK, FIFTH THIRD BANK,

PNC BANK, NATIONAL ASSOCIATION, THE BANK OF NEW YORK MELLON and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co- Documentation Agents

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

RBC CAPITAL MARKETS,

as Joint Lead Arrangers and Joint Bookrunners

EXHIBITS:

A	Form of Term Loan Note
B	Form of Assignment and Assumption
C	Form of Compliance Certificate

SCHEDULES:

1.1	Term Loan Commitments and Term Loan Percentages
3.2	Consents, Waivers, Approvals; Violation of Agreements
3.6	Judgments, Actions, Proceedings
3.7	Defaults; Compliance with Laws, Regulations, Agreements
3.8	Burdensome Documents
3.13	Name Changes, Mergers, Acquisitions
3.16	Employee Benefit Plans
7.1	Permitted Indebtedness and Guarantees
7.2	Permitted Security Interests, Liens and Encumbrances

TERM LOAN AGREEMENT

AGREEMENT, made this 24th day of May, 2012, by and among:

HEALTH CARE REIT, INC., a Delaware corporation (the “Borrower”);

Each Lender from time to time party hereto (individually, a “Lender” and collectively, the “Lenders”); and

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”);

W I T N E S S E T H:

WHEREAS, the Borrower has requested that the Lenders extend credit in the form of one or more term loans on and after the Effective Date, to be used in accordance with the terms hereof; and

WHEREAS, the Lenders are willing to provide one or more term loans to the Borrower, on and subject to the terms hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

Article 1. Definitions.

Section 1.1 Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Additional Costs” has the meaning assigned to such term in Section 2.18(b).

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (a) any Person that owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 15% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (b) each 15% or more shareholder, each director and each executive officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

“Aggregate Exposure” means, with respect to any Lender as of any date, the outstanding principal balance of such Lender’s Term Loans.

“Agency Fee” has the meaning assigned to such term in Section 2.7(c).

“Agreement Currency” has the meaning assigned to such term in Section 10.19.

“Applicable Margin” means, as at any date of determination, with respect to CDOR Loans, the applicable percentage per annum set forth below based upon the Ratings in effect on such date:

Rating Level	Applicable Margin for CDOR Loans
Level 1 A-/A3 or above	1.15%
Level 2 BBB+/Baa1	1.25%
Level 3 BBB/Baa2	1.45%
Level 4 BBB-/Baa3	1.75%
Level 5 Lower than Level 4 or No Rating	2.30%

For purposes of the foregoing: (a)(i) at any time when the Borrower has Ratings from only two (2) Ratings Agencies, if the Ratings established by such Ratings Agencies shall fall within different levels and (A) the difference between such Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch) the Applicable Margin shall be based upon the higher of the two Ratings, or (B) the difference between such Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the median of the applicable Ratings shall apply, and (ii) at any time when the Borrower has Ratings from all three (3) Ratings Agencies, if the Ratings established by such Ratings Agencies shall fall within different levels and (A) the difference between the highest and the lowest such Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the highest of such Ratings shall apply, or (B) the difference between such Ratings is two ratings categories (e.g. Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the average of the two (2) highest Ratings shall apply, provided that if such average is not a recognized rating category, then the second highest Rating of the three shall apply; and (b) if any Rating shall be changed (other than as a result of a change in the rating system of the applicable Ratings Agency), such change shall be effective as of the date on which it is first announced by the Ratings Agency making such change. Each such change in the Applicable Margin shall apply to all outstanding CDOR Loans during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of any Ratings Agency shall change, the parties hereto shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

“Assignment and Assumption” means an agreement in the form of Exhibit B hereto.

“Basel III” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the Effective Date.

“Borrowing Notice” means, as applicable, a written notice with respect to each borrowing, repayment and prepayment of each Term Loan.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the States of Ohio or New York are authorized or required to close under the laws of such States; provided that, when used in connection with any CDOR Loan, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Canada are authorized or required by law to remain closed.

“Canadian Dollars” or “CAD” means lawful currency of Canada.

“Capital Expenditures” means, for any period, the aggregate amount of all payments made or to be made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

“Capitalized Lease” means any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

“Capitalized Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash” means, as to any Person, such Person’s cash and cash equivalents, as defined in accordance with GAAP consistently applied.

“CDOR” means on any day the rate of interest per annum equal to the average annual yield rate for 30 day Canadian Dollar bankers’ acceptances which rate is shown on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service at 10:00 a.m., Toronto, Ontario time, on such day, or if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, if such a rate does not appear on the Reuters’ Screen CDOR Page as contemplated, then CDOR, on any day, shall be the discount rate (determined as of 10:00 a.m., Toronto, Ontario time on such day) which would be applicable in respect of a sale of bankers’ acceptances in an aggregate amount denominated in Canadian Dollars corresponding to the amount of the applicable loan issued on such day with a term of 30 days and accepted by the Person serving as the Administrative Agent, or if such day is not a Business Day, then on the immediately preceding Business Day.

“CDOR Loan(s)” means any Term Loan the interest on which is determined on the basis of rates referred to in the definition of “CDOR” in this Article 1.

“CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §9601, et seq.

“Change in Law” means (a) the adoption of any Law, after the Effective Date, (b) any change in any Law or in the interpretation or application thereof after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.18, by any lending office of such Lender or by any Person controlling such Lender, if any) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the Effective Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203 (signed into law July 21, 2010)) and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

“Commitment Fee” has the meaning assigned to such term in Section 2.7(b).

“Compliance Certificate” means a certificate in the form of Exhibit C annexed hereto, executed by the chief executive officer or chief financial officer of the Borrower to the effect that: (a) as of the effective date of such certificate, no Default or Event of Default exists or would exist after giving effect to the action intended to be taken by the Borrower as described in such certificate, including, without limitation, that the covenants set forth in Section 6.9 would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Administrative Agent, of such compliance, and (b) the representations and warranties contained in Article 3 are true and with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, has had a Material Adverse Effect.

“Consolidated Total Assets” means, on any date, the consolidated total assets of the Borrower and its Subsidiaries, as such amount would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP.

“Construction Investments” means financing extended by the Borrower with respect to a Facility which is under construction i.e., has not received a certificate of occupancy and the conditions for conversion to permanent financing for such Facility have not been satisfied.

“Continuing Directors” means, during any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board of Directors of the Borrower. For this purpose, any person who is nominated for election as a member of such Board of Directors after January 29, 2009 shall also be considered a “Continuing Director” if, and only if, his or her nomination for election to such Board of Directors is approved or recommended by a majority of the members of such Board of Directors (or of the relevant nominating committee) and at least five (5) members of such Board of Directors are themselves Continuing Directors at the time of such nomination.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

“Default” means an event which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Term Loans, within three Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender upon receipt of such confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding or any similar proceeding under any applicable Laws, or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority; it being understood that if a Lender has been turned over to the Federal Deposit Insurance Corporation (or a similar regulatory entity) for the purpose of sale or liquidation it shall be a Defaulting Lender.

“Disposition” means the sale, lease, conveyance, transfer or other disposition of any Facility (whether in one or a series of transactions), including accounts and notes receivable (with or without recourse) and sale-leaseback transactions.

“EBITDA” means, for any period, with respect to the Borrower on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period plus the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, including, but not limited to, amortization of loan expenses and stock-based compensation, (d) all accrued taxes on or measured by income to the extent included in the determination of such net income (or net loss), (e) provision for loan losses, and (f) losses on extinguishment of debt, minus gains on extinguishment of debt, provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

“Effective Date” means the date on which the conditions specified in Section 4.1 are satisfied (or waived in accordance with Section 10.6).

“Eligible Assignee” means a commercial bank or other financial institution having a combined capital and surplus of at least $100,000,000.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and (a) is maintained for employees of the Borrower or (b) with respect to which any Loan Party has any liability.

“Environmental Laws and Regulations” means all federal, state and local environmental laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrower or any other Loan Party, or any of their respective assets or properties.

“Environmental Liability” means any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance, pollutant or contaminant, as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any Person or by any environmental regulatory body having jurisdiction over the Borrower and its Subsidiaries and/or any liability arising under any Environmental Laws and Regulations for the Borrower’s or any Subsidiary’s failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

“Environmental Proceeding” means any judgment, action, proceeding or investigation pending before any court or Governmental Authority, with respect to the Borrower or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

“ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” means as applied to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of Section 414(b) – (o) of the Code and, if applicable, Section 4001(a)(14) and (b) of ERISA.

“Event of Default” has the meaning assigned to such term in Article 8.

“Executive Orders” has the meaning assigned to such term in Section 10.17(b).

“Facility” means (a) a health care facility offering health care-related products and services, including but not limited to any acute care hospital, rehabilitation hospital, nursing facility, assisted living facility, retirement center, long-term care facility, out-patient diagnostic facility or medical office building, and related or ancillary facilities, services and products, and (b) housing intended to be occupied primarily by persons over the age of 55 and related or ancillary facilities, services and products.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof. Solely for purposes of Section 10.14(a), FATCA shall include any amendments made to FATCA after the date hereof.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Person serving as the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent).

“Fee(s)” has the meaning assigned to such term in Section 2.7(d).

“Fifth Amended and Restated Loan Agreement” means the Fifth Amended and Restated Loan Agreement, dated as of July 27, 2011, by and among the Borrower, the Lenders from time to time party thereto and KeyBank National Association, as Administrative Agent, as amended, modified, supplemented and/or restated from time to time.

“Financial Statements” means, with respect to the Borrower, its audited Consolidated Balance Sheet as at December 31, 2011, together with the related audited Consolidated Income Statement and Statement of Changes in Cash Flow for the fiscal year then ended.

“Fitch” means Fitch Ratings Ltd.

“Fixed Charge Coverage” means, as at the last day of any fiscal quarter, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing EBITDA by Fixed Charges; all of the foregoing calculated by reference to the immediately preceding four (4) fiscal quarters of the Borrower ending on such date of determination.

“Fixed Charges” means, for any period, with respect to the Borrower on a consolidated basis, the sum of, without duplication, (a) Interest Expense, plus (b) scheduled principal payments on Funded Indebtedness (excluding any balloon or final payment other than the final payment with respect to a loan that is fully amortized over its term) which are required to be made during such period, plus (c) dividends and distributions in respect of preferred stock (but excluding redemption payments or charges in connection with the redemption of preferred stock) declared (either prior to or during such period) and required to be paid during such period, in each case determined in accordance with GAAP.

“Funded Indebtedness” means, as of any date of determination thereof, (a) all Indebtedness of any Person, determined in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, including, in any event, the Loans, and (b) the current portion of all such Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Approval” means an authorization, consent, approval, permit or license issued by, or a registration, qualification or filing with, any Governmental Authority.

“Governmental Authority” means any nation and any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any tribunal or arbitrator of competent jurisdiction.

“Hazardous Materials” means any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes which have not been remediated in accordance with applicable Environmental Laws and Regulations.

“Increase Request” has the meaning assigned to such term in Section 2.26(a).

“Incremental Commitment” has the meaning assigned to such term in Section 2.26(a).

“Incremental Lender” has the meaning assigned to such term in Section 2.26(b).

“Indebtedness” means, with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific U.S. Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account or upon the application of such Person and bankers acceptances created for such Person, and (e) monetary obligations of such Person under a so-called synthetic lease, off-balance sheet or tax retention lease or under an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Interest Expense” means, for any period, on a consolidated basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness of the Borrower outstanding at any time during such period.

“Interest Period” means, with respect to any CDOR Loan, each period commencing on the date such Loan is made and ending on the date which is 30 days thereafter; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (b) no more than 10 Interest Periods for CDOR Loans shall be in effect at the same time; (c) each Interest Period shall end no later than the Term Loan Commitment Maturity Date; and (d) notwithstanding clause (c) above, no Interest Period with respect to a CDOR Loan shall have a duration of less than 30 days.

“Interest Rate Contracts” means interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates, in each case, in form and substance satisfactory to the Administrative Agent and, in each case, with counter-parties satisfactory to the Administrative Agent.

“Investment” means a Facility or a Mortgage, individually or collectively, as the case may be.

“Joint Lead Arrangers” means, collectively, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Royal Bank of Canada (using its RBC Capital Markets brand name).

“Judgment Currency” has the meaning assigned to such term in Section 10.19.

“Latest Balance Sheet” has the meaning assigned to such term in Section 3.9(a).

“Laws” means all applicable provisions of all (a) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, judgments, awards and decrees of any Governmental Authority.

“Lease Rental Expense” means, for any period and with respect to any Facility, the total amount payable during such period by the lessee of such Facility to the Borrower, including, without limitation, (a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Facility is subject under the lease relating thereto.

“Lender(s)” has the meaning specified in the introductory paragraph hereto and shall include Incremental Lenders.

“Lending Office” means, with respect to each Lender, the Lending Office designated below its name on the signature pages hereof or such other office of such Lender or of an affiliate of such Lender as it may from time to time specify to the Administrative Agent and the Borrower as the office at which its Loans are to be made and maintained.

“Leverage Ratio” has the meaning assigned to such term in Section 6.9(a).

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

“Loan(s)” has the meaning assigned to such term in Section 2.1.

“Loan Documents” means this Agreement, the Term Loan Notes, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

“Loan Party” means the Borrower and any other Person (other than the Lenders and the Administrative Agent) which now or hereafter executes and delivers to any Lender or the Administrative Agent any Loan Document.

“Material Adverse Effect” means any fact or circumstance which (a) materially and adversely affects the business, operation, property or financial condition of the Borrower and the Subsidiaries taken as a whole or (b) has a material adverse effect on the ability of the Borrower to perform its obligations under this Agreement, the Term Loan Notes or the other Loan Documents.

“Material Indebtedness” means Indebtedness, or obligations in respect of one or more Interest Rate Contracts, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding (x) with respect to Nonrecourse Indebtedness, $150,000,000, and with respect to Recourse Indebtedness, $100,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Interest Rate Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Interest Rate Contract were terminated at such time.

“Merger with No Actual Change in Control” means (a) the stockholders of the Borrower, immediately before such merger or consolidation, own, directly or indirectly, immediately following such merger or consolidation, more than fifty percent (50%) of the then outstanding shares of common stock (or the equivalent in voting power of any class or classes of securities of the corporation entitled to vote in elections of directors) of the corporation resulting from such merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of the Borrower’s outstanding common stock (or the equivalent in voting power of any class or classes of securities of the Borrower entitled to vote in elections of directors) immediately before such merger or consolidation, and (b) the persons who were Continuing Directors immediately prior to the execution of the agreement providing for such merger or consolidation constitute more than fifty percent (50%) of the members of the Board of Directors of the Surviving Company.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage(s)” means mortgages of real property constituting a Facility for which the Borrower is the sole mortgagee.

“Mortgage Expense” means, for any period and with respect to any Facility, the total amount payable during such period by the mortgagor of such Facility to the Borrower, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Facility is subject under the mortgage.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“New Lender” has the meaning assigned to such term in Section 2.26(a).

“Nonrecourse Indebtedness” means, with respect to the Borrower or any Subsidiary, Indebtedness of the Borrower or such Subsidiary that is secured by a Lien on Property of the Borrower or such Subsidiary, as applicable, the sole recourse for the repayment of which is such Property and where the Borrower or such Subsidiary, as applicable, would not be liable for any deficiency after the application of the proceeds of such Property to such Indebtedness, other than in respect of environmental liabilities, fraud, misrepresentation and other similar matters.

“Non-U.S. Lender” has the meaning assigned to such term in Section 10.14(a).

“Obligations” means, collectively, all of the indebtedness, liabilities and obligations of the Borrower to the Lenders and the Administrative Agent, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Loan Documents and under any Interest Rate Contract to which a Lender or any Affiliate of a Lender is a party.

“OFAC” has the meaning assigned to such term in Section 10.17(b).

“Operator” means (a) the lessee of any Facility owned or leased by the Borrower and (b) the mortgagor of a Facility which is subject to a Mortgage to the extent that such entity controls the operation of such Facility.

“Participant” has the meaning assigned to such term in Section 10.13(d)(i).

“Participant Register” has the meaning assigned to such term in Section 10.13(e)(ii).

“Payor” has the meaning assigned to such term in Section 2.15.

“PBGC” means Pension Benefit Guaranty Corporation.

“Permitted Liens” means, as to any Person: (a) pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United

States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (c) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.6; (d) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties; and (e) Liens incidental to the conduct of the business of such Person or to the ownership of such Person’s property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

“Person” means an individual, a corporation, a limited liability company, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (a) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of the Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

“Post-Default Rate” means (a) in respect of any Loans, a rate per annum equal to 2% plus the otherwise applicable rate of interest thereon and (b) in respect of other amounts payable by the Borrower hereunder (other than interest), a rate per annum equal to 2% plus the otherwise applicable rate of interest from time to time on Loans at the time of the Event of Default that resulted in the Post-Default Rate being instituted.

“Principal Office” means the principal office of the Administrative Agent presently located at 127 Public Square, Cleveland, Ohio 44114-1306.

“Projections” means the projections relating to the Borrower and its Subsidiaries for the 4 year period 2012-2015, including balance sheets, statements of operations and cash flows (together with related assumptions) as furnished by the Borrower to the Administrative Agent.

“Property” means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Proposed Lender” has the meaning assigned to such term in Section 2.26(a).

“Quarterly Dates” means the first day of each March, June, September and December, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

“Ratings” means the ratings from time to time established by the Ratings Agencies for senior, unsecured, non-credit enhanced long-term debt of the Borrower.

“Ratings Agencies” means Moody’s, S&P, and Fitch, or any successor or assignee of any of them in the business of rating debt.

“Recourse Indebtedness” means, with respect to the Borrower or any Subsidiary, all Indebtedness of the Borrower or such Subsidiary other than Nonrecourse Indebtedness.

“Register” has the meaning assigned to such term in Section 10.13(e)(i).

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, any combination of Lenders having more than 50% of the sum of (i) the unused Term Loan Commitments (at any time that the Term Loan Commitments are in effect) and (ii) the Total Aggregate Exposure then outstanding. The Term Loan Commitment of, and the Aggregate Exposure held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders as provided in Section 2.27(b).

“Required Payment” has the meaning assigned to such term in Section 2.15.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Significant Acquisition” means an acquisition permitted under Section 7.4 or 7.8, provided that the aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) with respect to such acquisition is not less than $750,000,000.

“Spot Rate” means, on any date, as determined by the Administrative Agent, the spot selling rate posted by Reuters World Spot Page (or any successor pages) for the sale of Canadian Dollars or any other applicable currency for U.S. Dollars at approximately 11:00 a.m., Cleveland, Ohio time, on such date (the “Applicable Quotation Date”); provided that if, for any reason, no such spot rate is being posted, such spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent, or, in the event no such service is selected, such spot selling rate shall instead be the rate reasonably determined by the Administrative Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of Canadian Dollars or such other applicable currency are then being conducted, at or about 11:00 a.m., Cleveland, Ohio time, on the Applicable Quotation Date for the purchase of Canadian Dollars or such other applicable currency for delivery two Business Days later.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership or other entity, in which such Person is a general partner or of which a majority of the partnership or other equity interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a joint venture, in which such Person is a joint venturer and of which a majority of the ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to “Subsidiary” or “Subsidiaries” shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

“Surviving Company” has the meaning assigned to such term in the definition of Merger with No Actual Change in Control contained in this Section 1.1.

“Tangible Net Worth” means the sum of capital surplus, earned surplus and capital stock, minus deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP consistently applied.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans having the same Interest Period made by each of the Lenders pursuant to Section 2.1.

“Term Loan(s)” has the meaning assigned to such term in Section 2.1.

“Term Loan Commitment” means, as to each Lender, the obligation of such Lender to make Term Loans pursuant to Section 2.1.

“Term Loan Commitment Amount” means, as to each Lender, the amount of such Lender’s Term Loan Commitment. The initial Term Loan Commitment Amount of each Lender is set forth opposite such Lender’s name on Schedule 1.1 hereto under the caption “Term Loan Commitment”, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. Such Term Loan Commitment Amounts may be (a) increased from time to time pursuant to Section 2.26 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.13.

“Term Loan Commitment Maturity Date” means July 27, 2015, or any later date established in accordance with Section 2.25.

“Term Loan Commitment Termination Date” means the earlier to occur of (a) July 31, 2012, and (b) the disbursement of Term Loans in an aggregate principal amount equal to the Total Term Loan Commitment Amount.

“Term Loan Note” means a Term Loan Note made by the Borrower, in substantially the form of Exhibit A, payable to the order of a Lender, evidencing the obligation of the Borrower to repay the Term Loans made by such Lender, and includes any Term Loan Note issued in exchange or substitution therefor.

“Term Loan Percentage” means, as of any date and with respect to each Lender, a percentage equal to a fraction (a) the numerator of which is the Term Loan Commitment Amount of such Lender on such date and (b) the denominator of which is Total Term Loan Commitment Amount on such date. If the Term Loan Commitments have terminated or expired, the Term Loan Percentage shall be determined based upon the Aggregate Exposures, giving effect to any assignments of Term Loans that occur after such termination or expiration and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Term Loan Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.1 hereto or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Total Aggregate Exposure” means, at any time, the outstanding principal balance of the Term Loans of all Lenders.

“Total Term Loan Commitment Amount” means the aggregate Term Loan Commitment Amount of all the Lenders which initially shall be the aggregate amount of Two Hundred Fifty Million Canadian Dollars (CAD 250,000,000).

“Unencumbered Assets” means, on any date, net real estate investments (valued on a book basis) of the Borrower that are not subject to any Lien which secures indebtedness for borrowed money of the Borrower plus, without duplication, loan loss reserves relating thereto, accumulated depreciation thereon plus Cash, as all such amounts would appear on a consolidated balance sheet of the Borrower prepared as of such date in accordance with GAAP.

“Upfront Fee” has the meaning assigned to such term in Section 2.7(a).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“U.S. Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in U.S. Dollars, such amount, (b) with respect to any amount denominated in Canadian Dollars, the amount of U.S. Dollars which is equivalent to the amount so expressed in Canadian Dollars at the Spot Rate on such date of determination and (c) with respect to any amount denominated in any other currency, the amount of U.S. Dollars which is equivalent to the amount so expressed in such other currency at the Spot Rate on such date of determination.

“U.S. Dollars” and “$” mean lawful money of the United States of America.

Section 1.2 GAAP.

Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.

Section 1.3 Currency Matters.

For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to amounts stated in U.S. Dollars, such amounts shall be deemed to refer to the amount in U. S. Dollars or the U.S. Dollar Equivalent. For purposes of any determination under Articles 6 and 7 (other than determinations under Section 6.9, which are calculated as at the last day of each fiscal quarter of the Borrower), the amount of each Investment, disposition or other applicable transaction denominated in a currency other than U.S. Dollars shall be converted into the U.S Dollar Equivalent thereof on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such determinations shall be made in good faith by the Borrower. Principal, interest, fees and all other amounts payable under this Agreement or any other Loan Document to any Lender shall be payable in the currency in which such Obligations are denominated, unless expressly stated otherwise.

Article 2. Term Loan Commitments; Term Loans.

Section 2.1 Term Borrowing.

(a) Each Lender hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make a single term loan (each such loan and each loan, if any, made under the Incremental Commitments, referred to individually as a “Loan” or a “Term Loan” and, collectively, the “Loans” or the “Term Loans”) to the Borrower on the Term Loan Commitment Termination Date or any Business Day prior to the Term Loan Commitment Termination Date in a principal amount equal to such Lender’s Term Loan Commitment as in effect on the Effective Date.

(b) In addition, in the event of the establishment of one or more Incremental Commitments as provided in Section 2.26, each Incremental Lender hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make a single Term Loan to the Borrower on the effective date of the establishment of each such Incremental Commitment, in a principal amount equal to such Incremental Lender’s (i) increase to its Term Loan Commitment or (ii) its Term Loan Commitment, as applicable.

(c) Each Term Borrowing shall consist of Term Loans made simultaneously by the Lenders. After giving effect to each Term Loan the Total Aggregate Exposure shall not exceed the Total Term Loan Commitment Amount as then in effect. Term Borrowings prepaid or repaid, in whole or in part, may not be reborrowed.

Section 2.2 Notices Relating to Term Loans.

(a) The Borrower shall give the Administrative Agent written notice of each borrowing, repayment and prepayment of each Term Loan. Each such Borrowing Notice shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 1:00 p.m., Cleveland, Ohio time, on the date that is three Business Days prior to the date of the proposed date of the related borrowing or repayment or prepayment.

(b) Each such notice of borrowing, repayment or prepayment shall specify the amount (subject to Section 2.1(c) or 2.10, as applicable) to be borrowed, repaid or prepaid, and the date of borrowing, repayment or prepayment (which shall be a Business Day). The duration of each Interest Period shall be 30 days (as specified in the definition of Interest Period) and on the last day of each Interest Period each CDOR Loan shall automatically be continued for an additional 30 day period provided that no Interest Period shall end later than the Term Loan Commitment Maturity Date. The Administrative Agent shall notify the Lenders of the content of each such Borrowing Notice promptly after its receipt thereof.

Section 2.3 Disbursement of Loan Proceeds.

The Borrower shall give the Administrative Agent notice of each borrowing hereunder of Term Loans as provided in Section 2.2 and the Administrative Agent shall promptly notify the Lenders thereof. Not later than 1:00 p.m., Cleveland, Ohio time, on the date specified for each borrowing hereunder, each Lender shall transfer to the Administrative Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Term Loan to be made by it on such date, and the Administrative Agent, upon its receipt thereof, upon compliance with the requirements of Sections 4.1 and 4.2, as applicable, shall disburse such sum to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower and maintained with the Administrative Agent. All borrowings shall be denominated in Canadian Dollars.

Section 2.4 Term Loan Notes, etc.

(a) Evidence of Loans. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Term Loan Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Term Loan Note shall, by its terms, mature in accordance with the provisions of this Agreement.

(b) Notation of Amounts and Maturities, Etc. Each Lender is hereby irrevocably authorized to record on the schedule attached to its Term Loan Note (or a continuation thereof) the information contemplated by such schedule. The failure to record, or any error in recording, any such information shall not, however, affect the obligations of the Borrower hereunder or under any Term Loan Note to pay any amount owing with respect to the Obligations. All such notations shall constitute conclusive evidence of the accuracy of the information so recorded, in the absence of manifest error.

Notwithstanding any provision to the contrary contained in this Section 2.4, in the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 2.5 Payment of Term Loans; Termination of Commitments.

(a) All outstanding Term Loans shall be paid in full not later than the Term Loan Commitment Maturity Date.

(b) In the event that the Borrower shall not have borrowed the initial Term Loans pursuant to Section 2.1(a) on or prior to the Term Loan Commitment Termination Date, the Term Loan Commitments shall terminate at 5:00 p.m., Cleveland, Ohio time, on the Term Loan Commitment Termination Date and thereafter no Term Loans shall be made by the Lenders hereunder. Unless previously terminated, the Term Loan Commitments shall terminate on the Term Loan Commitment Maturity Date. The Borrower shall be entitled to prepay the principal amount of the Term Loans provided that the Borrower shall give notice of prepayment to the Administrative Agent as provided in Section 2.2, and any prepayment of the Term Loans shall be in the minimum aggregate amount of CAD 3,000,000 and multiples of CAD 1,000,000 in excess thereof. Any amount prepaid or repaid may not be reborrowed hereunder.

(c) Repayment of a CDOR Loan on a day other than the last day of the relevant Interest Period relating thereto shall be subject to the provisions of Section 2.22.

(d) To the extent the Administrative Agent or any Lender receives payment of any amount under the Loan Documents, whether by way of payment by the Borrower, set-off or otherwise, which payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, other law or equitable cause, in whole or in part, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied thereby shall be revived and shall continue in full force and effect.

Section 2.6 Interest.

(a) The Borrower shall pay to the Administrative Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be paid in full, at a rate per annum, for each Interest Period relating thereto, equal to the CDOR for such Loan for such Interest Period plus the Applicable Margin.

(b) Notwithstanding the foregoing, the Borrower shall pay interest on any Loan, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) which are not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate.

(c) Except as provided in the next sentence, accrued interest on each Loan shall be payable (i) on the last day of each Interest Period for such Loan and (ii) upon the payment or repayment thereof (but only on the principal so paid or repaid). Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Administrative Agent. Promptly after the establishment of any interest rate provided for herein or any change therein, the Administrative Agent will notify the Lenders and the Borrower thereof, provided that the failure of the Administrative Agent to so notify the Lenders and the Borrower shall not affect the obligations of the Borrower hereunder or under any of the Term Loan Notes in any respect.

(d) Anything in this Agreement or any of the Term Loan Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Lender to the extent that such Lender’s receipt thereof would not be permissible under the law or laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Lender limiting rates of interest that may be charged or collected by such Lender. Such deferred interest shall not bear interest.

Section 2.7 Fees.

(a) Upfront Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the Effective Date, a fee (the “Upfront Fee”), as set forth in a separate written agreement.

(b) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders, pro rata according to their respective Term Loan Percentages, a commitment fee (the “Commitment Fee”) on the daily average amount of such Lender’s Term Loan Commitment Amount, for the period from the Effective Date to and including the earlier of (i) the date such Lender’s Term Loan Commitment is terminated, and (ii) the Term Loan Commitment Termination Date, at a rate per annum equal to 20 basis points on the Total Term Loan Commitment Amount. The accrued Commitment Fee shall be payable on the last day of the first Interest Period for the initial Term Loans, or if there are no such Terms Loans, on the Term Loan Commitment Termination Date.

(c) Agency Fee. The Borrower shall pay to the Administrative Agent, for its own account, an annual administrative agency fee (the “Agency Fee”), as set forth in a separate written agreement.

(d) The Upfront Fee, the Commitment Fee and the Agency Fee are hereinafter sometimes referred to individually as a “Fee” and collectively as the “Fees”.

Section 2.8 Use of Proceeds of Loans.

The proceeds of the Loans hereunder may be used by the Borrower solely as follows: (a) in connection with the consummation of the Borrower’s joint venture with Chartwell Seniors Housing Trust in connection with the ownership and operation of a portfolio of 42 high-quality seniors housing and care communities in Canada and (b) for working capital and general corporate purposes.

Section 2.9 Computations.

Interest on all Loans and each Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable. For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a year of 360 days or any other period of time less than a calendar year) are equivalent, are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

Section 2.10 Minimum Amounts of Borrowings and Repayments.

All borrowings shall exhaust the full remaining amount of the Term Loan Commitments as follows: (i) Term Borrowings made pursuant to Section 2.1(a) shall exhaust the Total Term Loan Commitment Amount as in effect on such date and (ii) in the event of the establishment of one or more Incremental Commitments as provided in Section 2.26, the Borrower shall borrow, on the effective date of the establishment of each such Incremental Commitment, an amount equal to the full amount of such Incremental Commitment. Except for prepayments that result in the repayment of all Term Loans, each prepayment of principal of Term Loans hereunder shall be in a minimum amount of CAD 3,000,000, and if in excess thereof, in integral multiples of CAD 1,000,000. The Administrative Agent and the Borrower may make immaterial mutually convenient adjustments to the thresholds and multiples set forth above with respect to prepayments.

Section 2.11 Time and Method of Payments.

All payments of principal, interest, Fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made in Canadian Dollars (other than the Upfront Fee and the Agency Fee which shall be payable as provided in the separate written agreements with respect to such Fees), in immediately available funds, to the Administrative Agent at the Principal Office not later than 11:00 a.m., Cleveland, Ohio time, on the date on which such payment shall become due (and the Administrative Agent or any Lender for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower, with the Administrative Agent or such Lender, as the case may be). Additional provisions relating to payments are set forth in Section 10.3. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be paid promptly to such Lender, in like funds, for the account of such Lender’s Lending Office for application in respect of which such payment is made.

Section 2.12 Lending Offices.

The Loans made by each Lender shall be made and maintained at such Lender’s Lending Office.

Section 2.13 Several Obligations.

The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve the other Lenders of their respective obligations to make their Loans on such date, but no Lender shall be responsible for the failure of the other Lenders to make Loans to be made by such other Lenders.

Section 2.14 Pro Rata Treatment Among Lenders.

Except as otherwise provided herein: (a) each borrowing of Term Loans from the Lenders under Section 2.1 will be made from the Lenders and each payment of each Fee (other than the Upfront Fee and the Agency Fee) shall be made for the account of the Lenders pro rata according to the amount of their respective Term Loan Percentages and (b) each payment and repayment of principal of or interest on Term Loans will be made to the Administrative Agent for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loans held by such Lenders.

Section 2.15 Non-Receipt of Funds by the Administrative Agent.

Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the “Payor”) prior to the date on which such Lender is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Administrative Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) when the recipient is a Lender, the Federal Funds Rate for such day, or (ii) when the recipient is the Borrower, the rate of interest applicable to such Loan.

Section 2.16 Sharing of Payments and Set-Off Among Lenders.

The Borrower hereby agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder or any Fee payable to it, that is not paid when due (regardless of whether such balances are then due the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Lender shall effect payment of any principal of or interest on Term Loans held by it under this Agreement or any Fee through the exercise of any right of set-off, banker’s lien, counterclaim or similar right, it shall promptly purchase from the other Lenders participations in the Term Loans held by the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment pro rata in accordance with the unpaid amount of principal and interest on the Term Loans held by each of them and the Fees due them. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation in the Term Loans held by the other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Term Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

Section 2.17 Intentionally Omitted.

Section 2.18 Additional Costs; Capital Requirements.

(a) In the event that any Change in Law shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against commitments made by any Lender hereunder, and the result of any event referred to above is to impose upon any Lender or any corporation controlling any Lender or increase any capital requirement applicable as a result of the making or maintenance of such Lender’s commitments or the obligation of the Borrower hereunder with respect to such commitments (which imposition of capital requirements may be determined by each Lender’s reasonable allocation of the aggregate of such capital increases or impositions), then, within ten Business Days of demand made by such Lender as promptly as practicable after it obtains knowledge that such Change in Law exists and determines to make such demand, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts which shall be sufficient to compensate such Lender or such controlling corporation for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Lender or such controlling corporation as a result of an imposition of or increase in capital requirements submitted by such Lender to the Borrower shall be conclusive, absent manifest error, as to the amount thereof. All references to any “Lender” shall be deemed to include any participant of such Lender.

(b) In the event that any Change in Law shall: (i) change the basis of taxation of any amounts payable to any Lender under this Agreement in respect of any Obligations including, without limitation, CDOR Loans (other than taxes imposed on the overall net income of such Lender for any such Loans by the United States of America or the jurisdiction in which such Lender has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender; or (iii) impose any other conditions affecting this Agreement in respect of extensions of credit, including, without limitation, CDOR Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Lender’s costs of making or maintaining any extensions of credit including, without limitation, CDOR Loans, or its commitments (including its Term Loan Commitment), or to reduce any amount receivable by such Lender hereunder in respect of any such commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as “Additional Costs”), then, within ten Business Days of demand made by such Lender as promptly as practicable after it obtains knowledge that such a Change in Law exists and determines to make such demand (a copy of which demand shall be delivered to the Administrative Agent), the Borrower shall pay to such Lender from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender for such increased cost or reduction in amounts receivable by such Lender from the date of such Change in Law, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any “Lender” shall be deemed to include any participant of such Lender.

(c) Determinations by any Lender for purposes of this Section 2.18 of the effect of any Change in Law on its costs of making or maintaining Loans or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate such Lender in respect of any Additional Costs, shall be set forth in writing in reasonable detail describing the Additional Costs together with a calculation demonstrating the allocation to the Borrower of such Additional Costs which shall be conclusive, absent manifest error. The obligations of the Borrower under this Section 2.18 shall survive the payment of the Obligations and the termination of this Agreement.

Section 2.19 Intentionally Omitted.

Section 2.20 Illegality.

Notwithstanding any other provision in this Agreement, in the event that on or after the date hereof any Change in Law shall make it unlawful for any Lender or its applicable Lending Office to make or maintain its Loans (and, in the opinion of such Lender, the designation of a different applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent), following which (a) such Lender’s Term Loan Commitment shall be suspended until such time as such Lender may again make and maintain its Loans hereunder and (b) if such law shall so mandate, such Lender’s Loans shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement, on or before such date as shall be mandated by such law.

Section 2.21 Intentionally Omitted.

Section 2.22 Indemnification.

The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall compensate such Lender for any loss (including loss of profit), cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of:

(a) any payment or repayment of a CDOR Loan held by such Lender on a date other than the last day of an Interest Period for such CDOR Loan except pursuant to Section 2.20;

(b) any failure by the Borrower to borrow a CDOR Loan on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.2,

such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Lender during the period from the date of receipt of such early payment or repayment or prepayment or the date of such failure to the last day of such Interest Period if the rate of interest obtainable by such Lender upon the redeployment of an amount of funds equal to such Lender’s pro rata share of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such CDOR Loan for such Interest Period, and (ii) any loss or expense suffered by such Lender in liquidating deposits prior to maturity which correspond to such Lender’s pro rata share of such payment, repayment, prepayment or failure to borrow. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Lender’s calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error. The obligations of the Borrower under this Section 2.22 shall survive the payment of the Obligations and the termination of this Agreement.

Section 2.23 Intentionally Omitted.

Section 2.24 Intentionally Omitted.

Section 2.25 Extension of Term Loan Commitment Maturity Date.

Subject to the following provisions, the Borrower shall have the option to extend the initial Term Loan Commitment Maturity Date to July 27, 2016. By written notice to the Administrative Agent delivered at least 30 days, but not more than 90 days, prior to the initial Term Loan Commitment Maturity Date, so long as no Default or Event of Default has occurred since the date of this Agreement, the Borrower may request such extension of the initial Term Loan Commitment Maturity Date (which request shall be accompanied by a Compliance Certificate). Promptly upon receipt of such written notice, the Administrative Agent shall deliver a copy to each Lender and the initial Term Loan Commitment Maturity Date shall be deemed so extended. In the event that the Borrower shall have delivered an extension notice under this Section 2.25, the Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders on the initial Term Loan Commitment Maturity Date, a non-refundable extension fee in an amount equal to 15 basis points multiplied by the Total Aggregate Exposure, as then in effect.

Section 2.26 Increase in Total Term Loan Commitment Amount.

(a) In the event that the Lenders shall have made the initial Term Loans pursuant to Section 2.1(a) on or prior to the Term Loan Commitment Termination Date, the Borrower may at its sole expense and effort and after consulting with the Administrative Agent, at any time after the Term Loan Commitment Termination Date, request: (i) one or more Lenders to establish (in the sole and absolute discretion of each such Lender) additional Term Loan Commitments and/or (ii) one or more other lending institutions acceptable to the Administrative Agent (each, a “New Lender”) to become “Lenders” and establish Term Loan Commitments hereunder (each such existing Lender and each New Lender being referred to as a “Proposed Lender”). To request an extension of additional or new Term Loan Commitments pursuant to this Section 2.26 (the “Incremental Commitment”), the Borrower shall submit to the Administrative Agent a written request signed by the Borrower and in form approved by the Administrative Agent (the “Increase Request”), which shall specify, as the case may be: (A) each such existing Lender and the amount of the proposed additional Term Loan Commitment, or (B) the proposed Term Loan Commitment for each New Lender. Promptly following receipt of the Increase Request, the Administrative Agent shall advise each Proposed Lender of the details thereof.

(b) If one or more Proposed Lender(s) shall have unconditionally agreed to such Increase Request in a writing delivered to the Borrower and the Administrative Agent at any time prior to the 30th day following the date of the delivery to such Proposed Lenders(s) of the Increase Request (each such Proposed Lender being hereinafter referred to as an “Incremental Lender”), then: (x) each such Incremental Lender which shall then be an existing Lender shall have its Term Loan Commitment increased by the amount set forth in the Increase Request, and (y) each such Incremental Lender which shall then be a New Lender shall be and become a “Lender” hereunder having a Term Loan Commitment equal to the amount set forth in such Increase Request, provided, however, that (1) immediately before and after giving effect thereto, no Default or Event of Default shall or would exist, (2) each such Incremental Lender shall have executed and delivered to the Administrative Agent a supplement to this Agreement providing for its increased Term Loan Commitment or its Term Loan Commitment, as applicable, in form approved by the Administrative Agent, (3) immediately after giving effect thereto, the aggregate amount of the Incremental Commitments established pursuant to this Section 2.26 shall not exceed CAD 250,000,000, (4) the increase of the Total Term Loan Commitment Amount specified in the Increase Request shall be not less than CAD 25,000,000 or an integral multiple thereof, (5) the minimum Term Loan Commitment established by each Incremental Lender which is a New Lender shall be in an amount of not less than CAD 15,000,000 or an integral multiple of CAD 1,000,000 in excess thereof, (6) the minimum increase to the Term Loan Commitment established by each Incremental Lender which is an existing Lender shall be in an amount of not less than CAD 5,000,000 or an integral multiple of CAD 1,000,000 in excess thereof and (7) on the effective date of each Incremental Commitment, the Borrower shall borrow an amount equal to the full amount of such Incremental Commitment.

Section 2.27 Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Term Loan Commitment and the Aggregate Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.6, other than in respect of an increase in the amount of such Defaulting Lender’s Term Loan Commitment or an extension of the Term Loan Commitment Maturity Date), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which adversely affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender; and

(b) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided that if such payment is (x) a prepayment of the principal amount of any Loan and (y) made at a time when the conditions set forth in Article 4 are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loan of any Defaulting Lender.

(c) In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Term Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Term Loans in accordance with its Term Loan Percentage. Except as expressly modified by this Section 2.27, the performance by the Borrower under any Loan Documents shall not be excused or otherwise modified as a result of this Section 2.27.

(d) In the event that any Lender becomes a Defaulting Lender, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.6) all its interest, rights and obligations under this Agreement to one or more other financial institutions acceptable to (i) the Borrower (unless an Event of Default has occurred and is continuing) and (ii) the Administrative Agent, which consent, in each case shall not be unreasonably withheld, which financial institution shall assume such obligations; provided that (A) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority, and (B) the Borrower or the assignee or assignees, as the case may be, shall pay to such Defaulting Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder. Upon receipt by such Defaulting Lender of all amounts required to be paid to such Lender pursuant to this Section 2.27, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Defaulting Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the assignee shall be effective for purposes of this Section 2.27 and Section 10.13. A Defaulting Lender shall not be required to make any such assignment if, prior to the Administrative Agent’s approval of such assignment, the circumstances entitling the Borrower to require such assignment cease to apply.

Article 3. Representations and Warranties.

The Borrower hereby represents and warrants to the Lenders and the Administrative Agent that:

Section 3.1 Organization.

(a) Each of the Borrower and the Subsidiaries is duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged.

(b) Each of the Borrower and the Subsidiaries is in good standing in its state of organization and in each state in which the character of the properties owned or the business transacted requires qualification, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 3.2 Power, Authority, Consents.

The Borrower has the power to execute, deliver and perform the Loan Documents to be executed by it. The Borrower has the power to request extensions of credit hereunder and has taken all necessary action, corporate or otherwise, to authorize the extensions of credit hereunder on the terms and conditions of this Agreement. The Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents to be executed by it. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by the Borrower of, the extensions of credit under, or the validity or enforceability of, the Loan Documents, except as set forth on Schedule 3.2 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Required Lenders.

Section 3.3 No Violation of Law or Agreements.

The execution and delivery by the Borrower of each Loan Document to which it is a party, the performance by it thereunder and the extensions of credit hereunder, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws or other organizational document of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which the Borrower is bound or any of its properties or assets is affected, except for such defaults and breaches which in the aggregate could not have a Material Adverse Effect, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

Section 3.4 Due Execution, Validity, Enforceability.

This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors’ rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

Section 3.5 Title to Properties.

Each of the Borrower and the Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary course of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.6 Judgments, Actions, Proceedings.

Except as set forth on Schedule 3.6 hereto, there are no outstanding judgments, investigations, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower’s knowledge, threatened against or affecting the Borrower or any of the Subsidiaries or any of their respective assets involving, in the case of any court proceeding, a claim in excess of $2,000,000, nor, to the best of the Borrower’s knowledge, is there any reasonable basis for the institution of any such action or proceeding that is probable of assertion, nor are there any pending actions or proceedings in which the Borrower or any of the Subsidiaries is a plaintiff or complainant, involving, in the case of any court proceeding, a claim in excess of $2,000,000.

Section 3.7 No Defaults, Compliance With Laws.

Except as set forth on Schedule 3.7 hereto, none of the Borrower or any of the Subsidiaries is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default could have a Material Adverse Effect. Each of the Borrower and the Subsidiaries has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees, executive orders, judgments and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. §12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect.

Section 3.8 Burdensome Documents.

Except as set forth on Schedule 3.8 hereto, neither the Borrower nor any of the Subsidiaries is a party to or bound by, nor are any of the properties or assets owned by any of them used in the conduct of its businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Liability, that materially and adversely affects their respective businesses, assets or conditions, financial or otherwise.

Section 3.9 Financial Statements; Projections.

(a) Each of the Financial Statements is complete and presents fairly the consolidated financial position of the Borrower and its Subsidiaries as at its date and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal year of the Borrower ended on such date, and has been prepared in accordance with GAAP. Neither the Borrower nor any of the Subsidiaries has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. There has been no material adverse change in the financial position or operations of the Borrower or any of the Subsidiaries since the date of the latest balance sheet included in the Financial Statements (the “Latest Balance Sheet”). The Borrower’s fiscal year is the twelve-month period ending on December 31 in each year.

(b) The Projections have been prepared on the basis of the assumptions accompanying them and reflect as of the date thereof the Borrower’s good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions.

Section 3.10 Tax Returns.

Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof, except where such failure to file or failure to pay could not, individually or in the aggregate, have a Material Adverse Effect. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of the Borrower or any of the Subsidiaries, due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower or any of the Subsidiaries for past federal, state or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

Section 3.11 Intangible Assets.

Each of the Borrower and the Subsidiaries possesses all patents, trademarks, service marks, trade names, and copyrights, and rights with respect to the foregoing, necessary to conduct its business as now conducted and as proposed to be conducted, without any conflict with the patents, trademarks, service marks, trade names, and copyrights and rights with respect to the foregoing, of any other Person.

Section 3.12 Regulation U.

No part of the proceeds received by the Borrower from the Loans will be used directly or indirectly for: (a) any purpose other than as set forth in Section 2.8, or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any “margin stock”, as such term is defined in §221.3 of Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, Part 221.

Section 3.13 Name Changes, Mergers, Acquisitions.

Except as set forth on Schedule 3.13 hereto, the Borrower has not within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or, except in the ordinary course of business, acquired all or substantially all of the assets of any Person.

Section 3.14 Full Disclosure.

Neither the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated herein or pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. There is no fact known to the Borrower that has, or would in the now foreseeable future have, a Material Adverse Effect, which fact has not been set forth herein, in the Financial Statements, in filings with the Securities and Exchange Commission or in any certificate, opinion or other written statement so made or furnished to the Administrative Agent or the Lenders.

Section 3.15 Licenses and Approvals.

(a) Each of the Borrower and the Subsidiaries has all necessary licenses, permits and governmental authorizations, including, without limitation, licenses, permits and authorizations arising under or relating to Environmental Laws and Regulations, to own and operate its properties and to carry on its business as now conducted, the absence of which would have a Material Adverse Effect.

(b) To the best of the Borrower’s knowledge, no violation exists of any applicable law pertaining to the ownership or operation of any Facility of the Borrower or any Operator that would have a reasonable likelihood of leading to revocation of any license necessary for the operation of such Facility.

Section 3.16 ERISA.

(a) Except as set forth on Schedule 3.16 hereto, no Employee Benefit Plan is maintained or has ever been maintained by any Loan Party or any ERISA Affiliate, nor has any Loan Party or any ERISA Affiliate ever contributed to a Multiemployer Plan.

(b) There are no agreements which will provide payments to any officer, employee, shareholder or highly compensated individual which will be “parachute payments” under 280G of the Code that are nondeductible to any Loan Party and which will be subject to tax under Section 4999 of the Code for which any Loan Party will have a material withholding liability.

Section 3.17 REIT Status.

The Borrower currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. None of the Subsidiaries currently has REIT Status.

Section 3.18 OFAC.

None of the Borrower or any Subsidiary: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person. None of the proceeds from any Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

Article 4. Conditions to Extensions of Credit.

Section 4.1 Conditions to Initial Term Loan(s).

The obligations of the Lenders to make Term Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.6):

(a) The Administrative Agent shall have received:

(i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party, or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; and

(ii) any promissory note requested by a Lender pursuant to Section 2.4(a) payable to the order of each such requesting Lender.

(b) The Borrower shall have paid all fees and expenses due and owing pursuant to the terms of, and in connection with, this Agreement for which the Borrower shall have been billed on or before the Effective Date, including, but not limited to, payment to the Administrative Agent (i) for the account of the Lenders, of the Upfront Fee and (ii) for its own account, of the Agency Fee.

(c) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) from Shumaker, Loop & Kendrick, LLP, counsel to the Borrower, covering such matters relating to the Borrower and this Agreement as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(d) The Administrative Agent shall have received complete copies of the Financial Statements and the Projections, each certified as such in a certificate executed by an executive officer of the Borrower.

(e) The Administrative Agent shall have received copies of the following:

(i) All of the consents, approvals and waivers referred to on Schedule 3.2 hereto (except only those which, as stated on Schedule 3.2, shall not be delivered);

(ii) The certificate of incorporation (or other organizational documents) of the Borrower, certified by the Secretary of State of its state of organization;

(iii) The by-laws (or other organizational documents) of the Borrower, certified by its secretary;

(iv) All action taken by the Borrower, corporate or otherwise, to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by its secretary;

(v) Good standing certificates as of a recent date, with respect to the Borrower from the Secretary of State of its state of organization and each state in which it is qualified to do business; and

(vi) An incumbency certificate (with specimen signatures) with respect to the Borrower.

(f)     (i) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

(ii) After giving effect to the initial Term Loan there shall exist no Default or Event of Default; and

(iii) The representations and warranties contained in Article 3 shall be true and correct on the Effective Date;

and the borrowing by the Borrower of the initial Term Loan hereunder shall constitute a representation and warranty by the Borrower as of the Effective Date that the conditions set forth in this Section 4.1(f) have been satisfied.

(g) The Borrower shall have consummated the joint venture with Chartwell Seniors Housing Trust in connection with the ownership and operation of a portfolio of 42 high-quality seniors housing and care communities in Canada.

(h) The Borrower shall have delivered to the Administrative Agent such reasonable documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent reasonably requested by the Administrative Agent or any Lender.

(i) All legal matters incident to the initial Loans shall be satisfactory to counsel to the Administrative Agent.

Section 4.2 Additional Conditions.

The obligation of each Lender to make a Term Loan is subject to the satisfaction of the following additional conditions:

(a) The Borrower shall have delivered to the Administrative Agent a Borrowing Notice in accordance with Section 2.2.

(b) The Borrower shall have complied and shall then be in compliance with all of the terms, covenants and conditions of this Agreement;

(i) At the time of and immediately after giving effect to such requested Loan there shall exist no Default or Event of Default; and

(ii) The representations and warranties contained in Article 3 shall be true and correct on and as of such date as if made on and as of such date (provided (A) Section 3.6 shall relate only to claims in excess of $5,000,000 as of such date and (B) for purposes of this Section 4.2, the representations and warranties contained in Section 3.9(a), other than the penultimate sentence thereof, shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 5.1 and 5.2);

Each borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof that the matters specified in this Section 4.2(b) have been satisfied.

(c) All legal matters incident to such Term Loan shall be satisfactory to counsel to the Administrative Agent.

Article 5. Delivery of Financial Reports, Documents and Other Information.

Until the Term Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower shall deliver to each Lender:

Section 5.1 Annual Financial Statements.

Annually, as soon as available, but in any event within 90 days after the last day of each of its fiscal years, a consolidated balance sheet of the Borrower and its Subsidiaries as at such last day of the fiscal year, and consolidated statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and certified without qualification by a nationally recognized independent public accounting firm or by any other certified public accounting firm satisfactory to the Administrative Agent as fairly presenting the financial position and results of operations of the Borrower and its Subsidiaries as at and for the year ending on its date and as having been prepared in accordance with GAAP; provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section 5.1 by furnishing to the Lenders a copy of its annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided the Borrower is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made.

Section 5.2 Quarterly Financial Statements.

As soon as available, but in any event within 45 days after the end of each of the Borrower’s fiscal quarters, a consolidated balance sheet of the Borrower and the Subsidiaries as of the last day of such quarter and consolidated statements of income and retained earnings and statements of cash flow, for such quarter, and on a comparative basis figures for the corresponding date or period of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial officer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower and its Subsidiaries as at its date and for such quarter and as having been prepared in accordance with GAAP (subject to year-end audit adjustments); provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this Section 5.2 by furnishing to the Lenders a copy of its quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided the Borrower is required to file such quarterly report on Form 10-Q with the Securities and Exchange Commission and such filing is actually made.

Section 5.3 Compliance Information.

Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Term Loan Notes and the other Loan Documents, as any Lender may reasonably request from time to time.

Section 5.4 Compliance Certificate.

At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2, a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that no Default or Event of Default and that no default under any other agreement to which the Borrower is a party or by which it is bound, or by which, to the best knowledge of the Borrower, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Sections 6.9, 7.1(f), 7.8(d), and 7.14 in the form annexed hereto as Exhibit C.

Section 5.5 Business Plan and Projections.

Not later than January 31st in each year, copies of the Borrower’s business plan and financial projections for the upcoming three (3) fiscal years (together with a copy in writing of the assumptions on which such business plan and projections were based), each certified by the Borrower’s chief financial officer and illustrating the projected income statements, balance sheets and statements of changes in cash flow on a consolidated basis.

Section 5.6 Portfolio Information.

(a) As soon as available but in any event not less than 45 days after the end of each fiscal quarter of the Borrower, (i) a copy of the quarterly “HCN Supplemental Information” posted on the Borrower’s website (which includes financial information relating to the Borrower’s portfolio), or (ii) if such “HCN Supplemental Information” is not available, a report, with respect to the quarterly period immediately prior to the fiscal quarter for which such report is submitted, containing financial information with respect to the Borrower’s portfolio in a form substantially similar to that set forth in the most recently posted “HCN Supplemental Information”.

(b) Such other information regarding the financial condition of the Operators as the Administrative Agent may from time to time reasonably request, subject to each of their agreement that all such information shall be and remain confidential and none of such information may be distributed to any other Person without the Borrower’s prior consent.

Section 5.7 Accountants’ Reports.

Promptly upon receipt thereof, copies of all material reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower or its Subsidiaries made by such accountants which material reports are a necessary part of such annual or interim audit.

Section 5.8 Copies of Documents.

Promptly upon their becoming available, copies of any: (i) financial statements, non-routine reports and notices (other than routine correspondence), any of which are of a material nature, requests for waivers and proxy statements, in each case, delivered by the Borrower or any of its Subsidiaries to any of their respective existing lending institutions or creditors; (ii) correspondence or notices received by the Borrower from any federal, state or local governmental authority that regulates the operations of the Borrower or any of its Subsidiaries, relating to an actual or threatened change or development that would be materially adverse to the Borrower or any Subsidiary; (iii) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower or any of its

Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; and (iv) at the request of the Administrative Agent, any appraisals received by the Borrower or any of its Subsidiaries with respect to the properties or assets of the Borrower or its Subsidiaries during the term of this Agreement.

Section 5.9 Notices of Defaults.

Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a Material Adverse Effect.

Section 5.10 ERISA Notices and Requests.

(a) Concurrently with such filing, a copy of each Form 5500 that is filed with respect to each Plan with the IRS; and

(b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the Internal Revenue Service with respect to any Plan, relating to an actual or threatened change or development that would be materially adverse to the Borrower; (ii) all actuarial valuations received by the Borrower with respect to any Plan; and (iii) any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from the PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

Section 5.11 Additional Information.

Such other material additional information regarding the business, affairs and condition of the Borrower as the Administrative Agent may from time to time request, including, without limitation, as soon as available but in any event not less than 45 days after the end of each fiscal quarter of the Borrower, schedules, in form and substance satisfactory to the Administrative Agent, with respect to the Borrower on a consolidated basis, of recorded liabilities, unfunded commitments, contingent liabilities, any off balance sheet financings including synthetic lease transactions and sale-leaseback arrangements and other similar material items, in each case, covering such quarter.

Article 6. Affirmative Covenants.

Until the Term Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower shall, and if applicable shall cause the Subsidiaries to:

Section 6.1 Books and Records.

Keep proper books of record and account in a manner reasonably satisfactory to the Administrative Agent in which full and true entries shall be made of all dealings or transactions in relation to its business and activities.

Section 6.2 Inspections and Audits.

Permit the Administrative Agent to make or cause to be made (prior to an Event of Default, at the Lenders’ expense and after the occurrence of and during the continuance of an Event of Default, at the Borrower’s expense), inspections and audits of any books, records and papers of the Borrower or any Subsidiary and to make extracts therefrom and copies thereof, or to make appraisals, inspections and examinations of any properties and facilities of the Borrower or any Subsidiary, on reasonable notice, at all such reasonable times and as often as any Lender may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate the investment in the then Aggregate Exposures. Notwithstanding the foregoing, the Borrower agrees that the Administrative Agent shall be permitted to conduct or cause to be conducted an annual field audit at the Borrower’s expense.

Section 6.3 Maintenance and Repairs.

Cause to be maintained in good repair, working order and condition, subject to normal wear and tear, all material properties and assets from time to time owned by the Borrower or any Subsidiary and used in or necessary for the operation of its businesses, and make or cause to be made all reasonable repairs, replacements, additions and improvements thereto.

Section 6.4 Continuance of Business.

Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect the corporate existence of the Borrower or any Subsidiary and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business and comply in all material respects with all applicable laws, regulations and orders.

Section 6.5 Copies of Corporate Documents.

Subject to the prohibitions set forth in Section 7.6, promptly deliver to the Administrative Agent copies of any amendments or modifications to the certificate of incorporation (or other applicable organizational documents) and by-laws of the Borrower or any Subsidiary, certified with respect to the certificate of incorporation (or other organizational documents) by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

Section 6.6 Perform Obligations.

Pay and discharge all of the obligations and liabilities of the Borrower or any Subsidiary, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP, proper and adequate book reserves relating thereto are established by the Borrower or any Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

Section 6.7 Notice of Litigation.

Promptly notify the Administrative Agent (which shall promptly notify each of the Lenders) in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $2,500,000, affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers’ compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

Section 6.8 Insurance.

(a) (i) Maintain or cause to be maintained with responsible insurance companies reasonably acceptable to the Administrative Agent such insurance on the properties of the Borrower or any Subsidiary, in such amounts and against such risks as is customarily maintained by similar businesses and cause each Operator to do so; (ii) file with the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby; and (iii) within 10 days after notice in writing from the Administrative Agent, obtain such additional insurance as the Administrative Agent may reasonably request; and

(b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC.

Section 6.9 Financial Covenants.

Have or maintain, with respect to the Borrower, on a consolidated basis, as at the last day of each fiscal quarter of the Borrower:

(a) a ratio of Funded Indebtedness to the sum of (x) Tangible Net Worth, plus (y) Funded Indebtedness (the “Leverage Ratio”) of not more than 0.60:1.00; provided, however, from and after the consummation of a Significant Acquisition, so long as no Default or Event of Default shall then exist or would exist after giving effect to such Significant Acquisition, the Leverage Ratio may be increased to not more than 0.65:1.00 for the full fiscal quarter in which such Significant Acquisition is consummated and the two consecutive full fiscal quarters immediately succeeding such fiscal quarter.

(b) Tangible Net Worth of not less than $5,500,000,000.

(c) a Fixed Charge Coverage of not less than 150%.

(d) a ratio of unsecured Indebtedness to Unencumbered Assets of not more than 0.60 to 1.00; provided, however, from and after the consummation of a Significant Acquisition, so long as no Default or Event of Default shall then exist or would exist after giving effect to such Significant Acquisition, such ratio may be increased to not more than 0.65:1.00 for the full fiscal quarter in which such Significant Acquisition is consummated and the two consecutive full fiscal quarters immediately succeeding such fiscal quarter.

Section 6.10 Notice of Certain Events.

(a) Promptly notify the Administrative Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower or the applicable ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

(b) Promptly notify the Administrative Agent in writing if the Borrower or an ERISA Affiliate receives an assessment of withdrawal liability in connection with a complete or partial withdrawal with respect to any Multiemployer Plan, together with a statement of the action that the Borrower or such ERISA Affiliate intends to take with respect thereto.

(c) Promptly notify the Administrative Agent in writing if the Borrower receives: (i) any notice of any violation or administrative or judicial complaint or order having been filed or about to be filed against the Borrower alleging violations of any Environmental Law and Regulation, or (ii) any notice from any governmental body or any other Person alleging that the Borrower is or may be subject to any Environmental Liability; and promptly upon receipt thereof, provide the Administrative Agent with a copy of such notice together with a statement of the action the Borrower intends to take with respect thereto.

Section 6.11 Comply with ERISA.

Comply with all applicable provisions of ERISA and the Code now or hereafter in effect, the failure to comply with which would cause a Material Adverse Effect.

Section 6.12 Environmental Compliance.

Operate or cause to be operated all property owned, operated or leased by the Borrower and the Subsidiaries in compliance with all Environmental Laws and Regulations, such that no Environmental Liability arises under any Environmental Laws and Regulations, which would result in a Lien on any property of any of them.

Section 6.13 Maintenance of REIT Status;

   Listing on National Securities Exchange.

Maintain its REIT Status and continue to list the common stock of the Borrower for trading on a U.S. national securities exchange.

Article 7. Negative Covenants.

Until the Term Loan Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower shall not and shall not permit any of its Subsidiaries to do, agree to do, or permit to be done, any of the following:

Section 7.1 Indebtedness.

Create, incur, permit to exist or have outstanding any Indebtedness, except:

(a) Indebtedness created hereunder;

(b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof (unless the failure to satisfy such obligations is pursuant to a good faith contest by appropriate dispute or other proceedings as set forth in Section 6.6), and non-interest bearing deferred liabilities other than for borrowed money (e.g., deferred compensation and deferred taxes), in each case incurred and continuing in the ordinary course of business;

(c) Indebtedness secured by the security interests referred to in Section 7.2(b);

(d) Intentionally Omitted;

(e) Unsecured Indebtedness including Indebtedness under the Fifth Amended and Restated Loan Agreement;

(f) In addition to the Indebtedness otherwise permitted under this Section 7.1, Indebtedness secured by Liens provided that (x) no Default or Event of Default then exists, and (y) immediately after giving effect to the incurrence of such Indebtedness, (i) no Default or Event of Default will occur, and (ii) the total outstanding amount of such Indebtedness of the Borrower, on a consolidated basis, plus the total outstanding amount of Indebtedness permitted under Section 7.1(c), does not exceed 30% of Consolidated Total Assets as of any date of determination thereof; and

(g) As set forth on Schedule 7.1 hereto.

Section 7.2 Liens.

Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except:

(a) Permitted Liens;

(b) Purchase money Liens on property acquired or held by the Borrower or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate amount of all such Indebtedness on a consolidated basis for the Borrower and its Subsidiaries shall not at any time exceed $1,000,000.00;

(c) Liens securing Indebtedness created after the Effective Date and permitted under Section 7.1(f); and

(d) As set forth on Schedule 7.2 hereto.

Section 7.3 Intentionally Omitted.

Section 7.4 Mergers, Acquisitions.

Merge or consolidate with any Person, or acquire all or substantially all of the assets or any of the capital stock or other equity interests of any Person, unless (a) immediately after giving effect thereto, the Borrower is the surviving entity or the merger or consolidation is a Merger with No Actual Change in Control, (b) no Default or Event of Default exists or will occur after giving effect thereto, and (c) the approval of the stockholders of the Borrower is not required under Section 312.03(c) of the New York Stock Exchange’s Listed Company Manual or any successor provision of such manual.

Section 7.5 Distributions.

Declare or pay any dividends or make any distribution of any kind on the Borrower’s outstanding stock, or set aside any sum for any such purpose, except that:

(a) the Borrower may declare and make dividend payments or other distributions payable solely in its common stock;

(b) the Borrower may declare and pay cash dividends if, and only if at the time of such payment and after giving effect thereto, no Event of Default shall exist hereunder; and

(c) if a Default or an Event of Default exists or will occur as a result of the dividend payment, the Borrower may declare and pay dividends to the minimum extent necessary (taking into account any dividends or distributions otherwise made including under Section 7.5(b)) to generate the minimum deduction for dividends paid during each year that would be required to satisfy Section 857(a)(1) of the Code.

Section 7.6 Changes in Structure.

Amend, supplement or modify the certificate of incorporation or by-laws (or other applicable organizational documents) of the Borrower or any Subsidiary in a manner which would be reasonably likely to cause a Material Adverse Effect.

Section 7.7 Disposition of Assets.

Make any Disposition of Property, or enter into any agreement to do so, unless at the time of the Disposition and after giving effect thereto, no Default or Event of Default exists.

Section 7.8 Investments.

Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of its Subsidiaries, except:

(a) Investments in:

(i) direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

(ii) commercial paper rated at least P-1 by Moody’s and at least A-1 by S&P maturing within one year of the date of issuance thereof;

(iii) certificates of deposit issued by any Lender or by any United States commercial bank having capital and surplus of not less than $500,000,000 which have a maturity of one year or less;

(iv) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (i) above entered into with any bank meeting the qualifications specified in subsection (iii) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System; and

(v) money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (i), (ii), (iii), and (iv).

(b) Investments by the Borrower in any Subsidiary, and by any Subsidiary in the Borrower or another Subsidiary.

(c) The acquisition by the Borrower and its Subsidiaries, on a consolidated basis, of Facilities and Mortgages and any real estate, whether developed or undeveloped, that the Borrower intends to principally use for a Facility, and subject to Section 7.8(d), Investments in Operators in the ordinary course of business.

(d) Investments not otherwise permitted by this Agreement in any Person provided that the aggregate Cash portion of all such Investments does not exceed an amount equal to 25% of Consolidated Total Assets as at any date of determination thereof, prior to giving effect to any such Investment.

For purposes of Section 7.8(a)-(d) and Section 7.12, “Investments” shall mean, by any Person:

(i) the amount paid or committed to be paid, or the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

(ii) the amount of any advance, loan or extension of credit by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

Section 7.9 Fiscal Year.

Change its fiscal year.

Section 7.10 ERISA Obligations.

Permit the establishment of any Employee Benefit Plan or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Loan Party or increase the obligation for post-retirement welfare benefits of any Loan Party which liability or increase, individually or together with all similar liabilities and increases, has a Material Adverse Effect.

Section 7.11 Intentionally Omitted.

Section 7.12 Transactions with Affiliates.

Except as expressly permitted by this Agreement, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); provided, however, that: (i) payments on Investments expressly permitted by Section 7.8 may be made, (ii) any Affiliate who is a natural person may serve as an employee or director of the Borrower or any Subsidiary and receive reasonable compensation for his services in such capacity, and (iii) the Borrower or any Subsidiary may enter into any transaction with an Affiliate providing for the leasing of property, the rendering or receipt of services or the purchase or sale of product, inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or a Subsidiary as the monetary or business consideration that would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 7.13 Hazardous Material.

Cause or permit: (i) any Hazardous Material to be placed, held, located or disposed of on, under or at any Facility or any part thereof, except for such Hazardous Materials that are necessary for the Borrower’s or any Subsidiary’s or any Operator’s operation of its business thereon and which shall be used, stored, treated and disposed of in compliance with all applicable Environmental Laws and Regulations or (ii) such Facility or any part thereof to be used as a collection, storage, treatment or disposal site for any Hazardous Material. The Borrower and each Subsidiary acknowledges and agrees that the Administrative Agent and the Lenders shall have no liability or responsibility for either:

(i) damage, loss or injury to human health, the environment or natural resources caused by the presence, disposal, release or threatened release of Hazardous Materials on any part of such Facility; or

(ii) abatement and/or clean-up required under any applicable Environmental Laws and Regulations for a release, threatened release or disposal of any Hazardous Materials located at any Facility or used by or in connection with the Borrower’s or any Subsidiary’s or any Operator’s business.

Section 7.14 Construction Investments.

Permit the outstanding principal amount, accrued interest on and related fees in connection with its Construction Investments to exceed an amount equal to 35% of Consolidated Total Assets; provided, the Borrower shall not make a Construction Investment for a Facility unless (i) there is included in the terms thereof an agreement for the conversion of the Borrower’s interests in such Facility upon the completion thereof into full ownership or a mortgage interest, and (ii) if a mortgage interest, the Borrower shall retain a first Lien on such Facility.

Article 8. Events of Default.

If any one or more of the following events (“Events of Default”) shall occur and be continuing, the Term Loan Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Loans outstanding and all other Obligations and Indebtedness of the Borrower to the Lenders and the Administrative Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Administrative Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower:

Section 8.1 Payments.

Failure by the Borrower to make any payment or mandatory prepayment of principal of or interest on any Loan or to make any payment of any Fee, in each case, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

Section 8.2 Certain Covenants.

Failure by the Borrower to perform or observe any of the agreements of the Borrower contained in Section 5.9, Section 6.9 or Article 7; or

Section 8.3 Other Covenants.

Failure by the Borrower to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Administrative Agent; or

Section 8.4 Other Defaults.

(a) the Borrower or any Subsidiary shall fail (after giving effect to any notice or grace periods) to make any payment when due (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness; or

(b) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or redemption date; or

Section 8.5 Representations and Warranties.

Any representation or warranty made in writing or deemed made (pursuant to Section 4.2(b)) to the Lenders or the Administrative Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made, deemed made or delivered; or

Section 8.6 Bankruptcy.

(a) The Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, that remains undismissed for a period of 60 days or more; or any order for relief shall be entered in any such proceeding; or the Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more; or

(b) The Borrower shall generally not pay its debts as such debts become due; or

(c) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint that is not vacated within 30 days from the date thereof; or

Section 8.7 Judgments.

Any judgment against the Borrower or any Subsidiary or any attachment, levy or execution against any of its properties for any amount in excess of $10,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days or more; or

Section 8.8 ERISA.

(a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or that results or could result in, a “material accumulated funding deficiency” under Section 412 of the Code; or

(b) Failure by the Borrower or any Subsidiary to make required contributions, in accordance with the applicable provisions of ERISA, to each of the Plans hereafter established or assumed by it; or

Section 8.9 Material Adverse Effect.

There shall occur a Material Adverse Effect; or

Section 8.10 Ownership.

(i) Any Person, or a group of related Persons, shall acquire, except in the case of a Merger with No Actual Change in Control, (A) beneficial ownership in excess of 25% of the outstanding stock of the Borrower or other voting interest having ordinary voting powers to elect a majority of the directors, managers or trustees of the Borrower (irrespective of whether at such time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency), or (B) all or substantially all of the Investments of the Borrower, or (ii) a majority of the Board of Directors of the Borrower, at any time, shall be composed of Persons other than (A) Persons who were members of the Board of Directors on the date of this Agreement, or (B) Persons who subsequently become members of the Board of Directors and who either (1) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement, or (2) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the Borrower then in office; or

Section 8.11 REIT Status, Etc.

The Borrower shall at any time fail to maintain its REIT Status, or the Borrower or any Subsidiary shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any material license or permit; or

Section 8.12 Environmental.

The Borrower or any Subsidiary or any of their respective Facilities shall become subject to one or more Liens for costs or damages in excess of $1,000,000 individually or in the aggregate under any Environmental Laws and Regulations, such Liens shall remain in place for 30 days after the creation thereof and such Liens are reasonably likely to cause a Material Adverse Effect; or

Section 8.13 Default by Operator.

Thirty (30) days after the acceleration by the Borrower or any Subsidiary of the obligations of an Operator as a result of any default in the payment of amounts which are due and owing under any lease, note, mortgage or related security documents in connection with any Facility of such Operator (such Facility, herein referred to as the “Defaulted Facility”), in the event the Lease Rental Expense and/or Mortgage Expense arising from the Defaulted Facility accounts for 20% or more of the aggregate amount of all Lease Rental Expense and/or Mortgage Expense owing to the Borrower and the Subsidiaries from all Operators during the immediately preceding four calendar quarters.

Article 9. The Administrative Agent.

Section 9.1 Appointment, Powers and Immunities.

Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectability of the Loans or for any failure by the Borrower to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

Section 9.2 Reliance by Agent.

The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or the other Loan Documents in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 9.3 Events of Default.

The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default or an Event of Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 9.7) take such action with respect to such Default or Event of Default as shall be directed in writing by the Required Lenders (or all of the Lenders, if required by the terms of this Agreement).

Section 9.4 Rights as a Lender.

With respect to its Term Loan Commitment and the Loans made by it, the Person serving as the Administrative Agent in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Person serving as the Administrative Agent in its individual capacity. The Person serving as the Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Administrative Agent, and the Person serving as the Administrative Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

Section 9.5 Indemnification.

The Lenders shall severally indemnify the Administrative Agent (to the extent not reimbursed by the Borrower under Sections 10.1 and 10.2), ratably in accordance with the aggregate principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Term Loan Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2, but excluding normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

Section 9.6 Non-Reliance on Agent and other Lenders.

Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, that may come into the possession of the Administrative Agent or any of its Affiliates.

Section 9.7 Failure to Act.

Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense (other than any liability or expense that results from its gross negligence or willful misconduct) that may be incurred by it by reason of taking or continuing to take any such action.

Section 9.8 Resignation or Removal of Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving not less than 30 days’ prior written notice thereof to the Lenders and the Borrower and the Administrative Agent may be removed at any time with or without cause by the Required Lenders subject to the approval (not to be unreasonably withheld or delayed) of the Borrower (unless an Event of Default has occurred and is continuing). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Required Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, after consultation with the Borrower, appoint a successor Administrative Agent which shall be a bank with a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 9.9 Sharing of Payments.

(a) Prior to any acceleration by the Administrative Agent and the Lenders of the Obligations:

(i) in the event that any Lender shall obtain payment in respect of a Term Loan, or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker’s lien, set-off or counterclaim against the Borrower or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the corresponding Term Loan held by it, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender’s or Lenders’ Term Loans as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment with each Lender; and

(ii) in the event that any Lender shall obtain payment in respect of any Interest Rate Contract to which such Lender is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker’s lien, set-off or counterclaim against the Borrower or otherwise, such Lender shall be permitted to retain the full amount of such payment and shall not be required to share such payment with any other Lender.

(b) Upon or following any acceleration by the Administrative Agent and the Lenders of the Obligations, in the event that any Lender shall obtain payment in respect of a Term Loan, or interest thereon or Fees, or in respect of an Interest Rate Contract to which such Lender is a party, whether voluntarily or involuntarily, and whether through the exercise of a right of banker’s lien, set-off or counterclaim against the Borrower or otherwise, in a greater proportion than any such payment obtained by any other Lender in respect of the aggregate amount of the corresponding Term Loan held by such Lender and any Interest Rate Contract to which such Lender is a party, then the Lender so receiving such greater proportionate payment shall purchase for cash from the other Lender or Lenders such portion of each such other Lender’s or Lenders’ Loans as shall be necessary to cause such Lender receiving the proportionate overpayment to share the excess payment with each Lender. For the purposes of this Section 9.9(b), payments on Term Loans received by each Lender shall be in the same proportion as the proportion of: (A) the sum of: (x) the Aggregate Exposure of such Lender, plus (y) the Obligations owing to such Lender in respect of Interest Rate Contracts to which such Lender is party, if any, to (B) the sum of: (x) the Total Aggregate Exposure, plus (y) the Obligations owing to all of the Lenders in respect of all Interest Rate Contracts to which any Lender is a party; provided, however, that, with respect to Sections 9.9(a)(i) and (b), if all or any portion of such excess payment or benefits is thereafter recovered from the Lender that received the proportionate overpayment, such purchase of Term Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

Section 9.10 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, documentation agents or co-agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

Article 10. Miscellaneous Provisions.

Section 10.1 Fees and Expenses; Indemnity.

(a) The Borrower will promptly pay all costs of the Administrative Agent in preparing the Loan Documents and all costs and expenses of the issue of the Term Loan Notes and of the Borrower’s performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with and the reasonable fees and expenses and disbursements of counsel to the Administrative Agent in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Lenders and the Administrative Agent, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Lenders or the Administrative Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (other than a claim or action resulting from the gross negligence, willful misconduct, or intentional violation of law by the Administrative Agent and/or the Lenders).

(b) In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Lender in connection with its enforcement of the payment of the Term Loan Notes held by it or any other sum due it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Lender and the Administrative Agent and each of their respective Related Parties against, and hold each of them harmless from, any losses, liabilities, damages, penalties, claims, costs and expenses (including reasonable attorneys’ fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans (other than as a result of the gross negligence, willful misconduct or intentional violation of law by the party seeking indemnification), including, without limitation, losses, liabilities, damages, penalties, claims, costs and expenses suffered or incurred by any Lender or the Administrative Agent or any of their respective Related Parties arising out of or related to any Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise against the Administrative Agent, the Lenders or any of their Related Parties, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its affiliates in any document or schedule filed with the Securities and Exchange Commission or any other Governmental Authority; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Administrative Agent and the Lenders hereunder, at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Obligations and the termination of this Agreement.

Section 10.2 Taxes.

If, under any law in effect on the date of the extension of any credit hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of any Term Loan Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Lenders and the Administrative Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Lender or any other holder of a Term Loan Note, such Lender, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.2 shall survive payment of the Obligations and the termination of this Agreement.

Section 10.3 Payments.

As set forth in Article 2, all payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Administrative Agent at the Principal Office (or, in the case of payments made pursuant to Section 2.18, as specified by the applicable Lender) in Canadian Dollars or U.S. Dollars, as applicable, in immediately available funds, by wire transfer or otherwise, not later than 11:00 a.m., Cleveland, Ohio time, on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Term Loan Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Term Loan Notes (without regard to withholding for or on account of: (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lender to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Lender payable by such Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Term Loan Notes). Upon payment in full of any Term Loan Note, the Lender holding such Term Loan Note shall mark such Term Loan Note “Paid” and return it to the Borrower.

Section 10.4 Survival of Agreements and Representations; Construction.

All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Term Loan Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

Section 10.5 Lien on and Set-off of Deposits.

As security for the due payment and performance of all the Obligations, the Borrower hereby grants to the Administrative Agent for the ratable benefit of the Lenders a Lien on any and all deposits or other sums at any time credited by or due from the Administrative Agent or any Lender to the Borrower, whether in regular or special depository accounts or otherwise, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Lender or the Administrative Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Lender or the Administrative Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral.

Section 10.6 Modifications, Consents and Waivers; Entire Agreement.

No modification, amendment or waiver of or with respect to any provision of this Agreement, any Term Loan Notes, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by the Administrative Agent and each Lender except that: (i) any modification or amendment of, or waiver or consent with respect to, Article 4 shall be required to be signed only by the Administrative Agent and the Required Lenders, and (ii) any modification or amendment of, or waiver or consent with respect to, Articles 1 (other than the definition of “Required Lenders” or any other defined term which is used in the application of any of the provisions of Article 2), 5, 6, 7, 8 (other than Section 8.1 and Section 8.4) and 10 (other than this Section 10.6 and Section 10.12) may be signed only by the Administrative Agent and the Required Lenders; provided, however, that notwithstanding anything herein to the contrary and for the avoidance of doubt, no such modification, amendment or waiver, or consent to any departure by the Borrower, may be made which shall (A) extend the expiration date or increase the amount of the Term Loan Commitment of any Lender without the written consent of such Lender, (B) postpone any date fixed by this Agreement for any payment or mandatory prepayment of principal, interest, fees or other amounts due any Lender hereunder without the written consent of each Lender adversely affected thereby, (C) reduce the principal of, or the rate of interest specified herein on, any Loan, or (other than the Agency Fee) any fees or other amounts payable hereunder without the written consent of each Lender adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, , (D) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby or (E) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary contained herein, no modification, amendment or waiver of or with respect to any provision of this Agreement, any Term Loan Notes, or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower from any of the terms or conditions thereof, shall in any event amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Lenders, the Administrative Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 10.7 Remedies Cumulative; Counterclaims.

Each and every right granted to the Administrative Agent and the Lenders hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Administrative Agent or any Lender or the holder of any Term Loan Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Lender or the Administrative Agent and without regard to any other obligation of any nature whatsoever that any Lender or the Administrative Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower (unless such counter-claim or offset would, under applicable law, be permanently and irrevocably lost if not brought in such action) in any action, suit or proceeding instituted by any Lender or the Administrative Agent for payment or performance of the Obligations.

Section 10.8 Further Assurances.

At any time and from time to time, upon the request of the Administrative Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Administrative Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

Section 10.9 Notices.

All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 which may be sent by ordinary first-class mail) or facsimile, addressed as follows:

(a)    If to the Borrower:

Health Care REIT, Inc.

4500 Dorr Street

Toledo, Ohio 43615-4040

Attention: Mr. George L. Chapman

        Chairman of the Board and

        Chief Executive Officer

Facsimile No: (419) 247-2826

with a copy to:

Shumaker, Loop & Kendrick, LLP

North Courthouse Square

1000 Jackson Street

Toledo, Ohio 43604-5573

Attention: Mary Ellen Pisanelli, Esq.

Facsimile No.: (419) 241-6894

(b)    If to any Lender:

To its address set forth below its

name on the signature pages hereof,

with a copy to the Administrative Agent; and

(c)    If to the Administrative Agent:

KeyBank National Association, as Administrative Agent

127 Public Square

Cleveland, Ohio 44114-1306

Attention: Laura Conway

        Vice President

Facsimile No.: (216) 689-5970

with a copy (other than in the case

of Borrowing Notices and reports

and other documents delivered in

compliance with Article 5) to:

Emmet, Marvin & Martin, LLP

120 Broadway

New York, New York 10271

Attention: Richard S. Talesnick, Esq.

Facsimile No.: (212) 238-3100

Any notice, request, demand or other communication hereunder shall be deemed to have been given on: (x) the day on which it is telecopied to such party at its facsimile number specified above (provided such notice shall be effective only if followed by one of the other methods of delivery set forth herein) or delivered by receipted hand or such commercial messenger service to such party at its address specified above, or (y) on the third Business Day after the day deposited in the mail, postage prepaid, if sent by mail. Any party hereto may change the Person, address or facsimile number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

Section 10.10 Counterparts.

This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 10.11 Severability.

The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.12 Binding Effect; No Assignment or Delegation by Borrower.

This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Lenders and the Administrative Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Administrative Agent and each Lender, and any purported assignment or delegation without such consent shall be void.

Section 10.13 Assignments and Participations by Lenders.

(a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitment and the Term Loans owing to it, and the Term Loan Note(s), if any, held by it); provided, however, that: (i) the Borrower and the Administrative Agent must give prior written consent to such assignment (unless such assignment is to an Affiliate of such Lender or to another Lender), which consent shall not be unreasonably withheld, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, and a processing fee of $3,500.00, (iii) each partial assignment shall be of a constant, and not a varying, percentage of all of the assigning Lenders’ rights and obligations under this Agreement, (iv) the amount of the Term Loan Commitment and/or the Term Loans of the assigning Lender being assigned pursuant to each such assignment

(determined as of the date of the Assignment and Assumption with respect to such assignment) shall in no event be less than CAD 5,000,000 and shall be an integral multiple of CAD 1,000,000, and (v) each such assignment shall be to an Eligible Assignee and no such assignment shall be to a Defaulting Lender or to any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto), except that an assigning Lender shall retain the benefit of Sections 2.18, 10.1 and 10.2 for the period prior to the effective date of such Assignment and Assumption. Notwithstanding anything to the contrary in clause (a)(i) above, (1) no consent of the Borrower shall be required for an assignment if an Event of Default has occurred and is continuing, and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof from the Administrative Agent.

(b) By executing and delivering an Assignment and Assumption, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with each Term Loan Note, if any, subject to such assignment, the Administrative Agent shall: (i) accept such Assignment and Assumption, and (ii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by such Eligible Assignee, execute and deliver to the Administrative Agent in exchange for each surrendered Term Loan Note a new Term Loan Note to the order of such Eligible Assignee in an amount equal to the Term Loan Commitment assumed by it pursuant to such Assignment and Assumption and, if the assigning Lender has retained a Term Loan Commitment hereunder, a new Term Loan Note to the order of the assigning Lender (if requested) in an amount equal to the Term Loan Commitment retained by it hereunder. Such new Term Loan Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit B hereto.

(d) (i) Each Lender may, without the prior consent of the Administrative Agent, the other Lenders or the Borrower, sell participations to one or more Persons (other than a natural person, a Defaulting Lender or a Person who, if it were to become a Lender hereunder, would constitute a Defaulting Lender, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitment, the Loans owing to it, and the Term Loan Note held by it); provided, however, that: (A) such Lender’s obligations under this Agreement (including, without limitation, its Term Loan Commitment hereunder) shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall remain the holder of any such Term Loan Note for all purposes of this Agreement, and the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would change the amount, interest rate or maturity of the Term Loans or any other matter that requires unanimous consent of all of the Lenders. Subject to subsection (iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18 and 2.22 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (a) of this Section.

(iii) A Participant shall not be entitled to receive any greater payment under Section 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.14 as though it were a Lender.

(e) (i) The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Term Loan Commitments or Incremental Commitments, as applicable, of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(ii) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.13, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

(g) Anything in this Section 10.13 to the contrary notwithstanding, any Lender may at any time pledge and assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Term Loan Note(s), if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

Section 10.14 Delivery of Tax Forms.

(a) Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Administrative Agent, prior to the receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Non-U.S. Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Non-U.S. Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Non-U.S. Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Administrative Agent that such Non-U.S. Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Non-U.S. Lender shall (i) upon the written request of the Administrative Agent promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under the then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Non-U.S. Lender by the Borrower pursuant to this Agreement and (ii) promptly notify the Administrative Agent of any change in circumstance which would modify or render invalid any claimed exemption or reduction. Each Non-U.S. Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a participation by such Lender), shall deliver to the Administrative Agent on the date when such Non-U.S. Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any sums payable to such Lender. The Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under this Section 10.14(a)(i) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.14(a) or (ii) if such Lender shall have failed to satisfy the provisions of this Section 10.14(a) on the date such Lender became a Lender or ceases to act for its own account with respect to any payment under any of the Loan Documents. Nothing in this Section 10.14(a) shall relieve the Borrower of its obligation to pay any amounts otherwise due pursuant to this Section 10.14 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate. The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.14(a).

(b) If a payment made to any Lender hereunder would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

Section 10.15 GOVERNING LAW; CONSENT TO

JURISDICTION; WAIVER OF TRIAL BY JURY.

(a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

(b) THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, AND EACH OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREOF. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.9. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY

SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS SECTION 10.15 SHALL AFFECT OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION OR THE RIGHT, IN CONNECTION WITH ANY LEGAL ACTION OR PROCEEDING WHATSOEVER, TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c) THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT WAIVE TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT, OR THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

Section 10.16 Confidentiality.

Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory or self-regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) with the consent of the Borrower, (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower, or (h) to any prospective assignee or participant in connection with any contemplated transfer pursuant to Section 10.13 or to any direct, indirect, actual or prospective counterparty (and its advisor) to any swap, derivative or securitization transaction related to the obligations under this Agreement or to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, provided that such prospective assignee, participant, counterparty or agency shall have been made aware of this Section 10.16 and shall have agreed to be bound by its provisions as if it were a party to this Agreement. For the purposes of this Section, “Information” means all information received from Borrower relating to Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.17 USA Patriot Act Notice; Anti-Money Laundering.

(a) Each of the Administrative Agent and each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and its Subsidiaries, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow Administrative Agent and such Lender to identify Borrower and its Subsidiaries in accordance with the USA Patriot Act.

(b) The Borrower shall ensure that (i) no person who owns a controlling interest in or otherwise controls the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”) or the Department of the Treasury or included in any Executive Orders of the President of the United States of America (“Executive Orders”), that prohibits or limits the Lenders from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower, and (ii) the proceeds of the Loans shall not be used to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto. Further, the Borrower shall comply, and cause its Subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended.

(c) The Borrower shall, following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

(d) The Borrower confirms that it is the beneficiary (within the meaning of the German Act on the Improvement of the Suppression of Money Laundering and Combating the Financing of Terrorism of August 8, 2002 (Gesetz über das Aufspiiren von Gewinnen aus schweren Straftaten (Geldwaschegesetz)) for the credit made available to it under this Agreement. It will promptly inform the Administrative Agent (by written notice) if it is not, or ceases to be, the beneficiary and will then set down in writing the name and the address of the beneficiary.

Section 10.18 No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the

Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) in connection with the process leading to such transactions, (A) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as a financial advisor, agent or fiduciary for the Borrower or any of its Affiliates, and (B) none of the Administrative Agent, any Joint Lead Arranger or any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents and the Mandate Letter, dated as of April 12, 2012; and (iii) the Administrative Agent, the Joint Lead Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, any Joint Lead Arranger or any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty, arising on or before the date of the Mandate Letter referred to above, in connection with any aspect of any transactions contemplated hereby.

Section 10.19 Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”) into another currency (the “Judgment Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Agreement Currency with the Judgment Currency in the city in which it normally conducts its foreign exchange operation for the Agreement Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder shall, notwithstanding any judgment in the Judgment Currency, be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as applicable, of any sum adjudged to be due hereunder in the Judgment Currency the Administrative Agent or such Lender, as applicable, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender, as applicable, in the Agreement Currency, the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Administrative Agent or such Lender, as applicable, against and to pay the Administrative Agent or such Lender, as applicable, on demand, in the Agreement Currency, the amount (if any) by which the sum originally due to the Administrative Agent or such Lender, as applicable, hereunder in the Agreement Currency exceeds the amount of the Agreement Currency so purchased and transferred.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

HEALTH CARE REIT, INC.

By:	/s/ Scott A. Estes
Name:	Scott A. Estes
Title:	Executive Vice President and Chief Financial Officer

Health Care REIT, Inc. Term Loan Agreement Signature Page

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Laura Conway
Name: Laura Conway
Title: Vice President

Lending Office for CDOR Loans:

KeyBank National Association 4910 Tiedeman Road, 3rd Floor MC:OH-01-51-0311 Brooklyn, Ohio 44144 Attention: HealthCare Services

Address for Notices:

KeyBank National Association 127 Public Square MC:OH-01-27-0848 Cleveland, Ohio 44114 Attention: KeyBank REC – Healthcare Group Facsimile: (216) 689-5970

Health Care REIT, Inc. Term Loan Agreement Signature Page

JPMORGAN CHASE BANK, N.A.

By:	/s/ Marc Costantino
Name: Marc Costantino
Title: Executive Director

Lending Office for CDOR Loans:

JPMorgan Chase Bank, N.A. 500 Stanton Christiana Road, Ops 2, Floor 03 Newark, DE 19713-2107 Attention: Josh Pauley Facsimile: (201) 244-3885

Address for Notices:

JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, NY 10079 Attention: Chiara Carter Facsimile: (201) 244-3885

Health Care REIT, Inc. Term Loan Agreement Signature Page

BANK OF AMERICA, N.A. (Canada branch)

By:	/s/ Medina Sales de Andrade
Name: Medina Sales de Andrade
Title: Vice President

Lending Office for CDOR Loans:

Bank of America, N.A. (Canada branch) 181 Bay Street, 4th Floor Toronto, Ontario, M5J 2V8 Attention: Medina Sales de Andrade

Address for Notices:

Bank of America Merrill Lynch Bank of America, Corporate Center 100 N Tryon St. Charlotte, NC 28255-0001 Attention: Amie Edwards Facsimile: (980) 233-7458

With a copy to:

Bank of America, N.A. (Canada branch) 181 Bay Street, 4th Floor Toronto, Ontario, M5J 2V8 Attention: Medina Sales de Andrade Facsimile: (312) 453-4041

Health Care REIT, Inc. Term Loan Agreement Signature Page

ROYAL BANK OF CANADA, as a Lender

By:	/s/ John Miron
Name: John Miron
Title: Authorized Signatory

Lending Office for CDOR Loans:

Royal Bank of Canada
Royal Bank Plaza
20 King Street West, 4th
Toronto, ON M5H 1C4
Attention: Mylien Koberstadt
Facsimile: (416) 974-8119

Address for Notices:

Royal Bank of Canada
Royal Bank Plaza
20 King Street West, 4th
Toronto, ON M5H 1C4
Attention: Mylien Koberstadt
Facsimile: (416) 974-8119

Health Care REIT, Inc. Term Loan Agreement Signature Page

CITIBANK, N.A.

By:	/s/ John C. Rowland
Name: John C. Rowland
Title: Vice President

Lending Office for CDOR Loans:

Citibank, N.A.
1615 Brett Road Building III
New Castle, DE 19720
Attention: Loan Operations Administrator

Address for Notices:

Citibank, N.A.
1615 Brett Road Building III
New Castle, DE 19720
Attention: Loan Operations Administrator
Facsimile: (212) 994-0847

Health Care REIT, Inc. Term Loan Agreement Signature Page

COMPASS BANK

By:	/s/ Brian Tuerff
Name: Brian Tuerff
Title: Senior Vice President

Lending Office for CDOR Loans:

Compass Bank
15 South 20th Street, Suite 1504
Birmingham, AL 35233

Address for Notices:

Compass Bank
24 Greenway Plaza, Suite 1400B
Houston, Texas 77046
Attention: Keri Seadler
Facsimile: (205) 524-0385

Health Care REIT, Inc. Term Loan Agreement Signature Page

FIFTH THIRD BANK

By:	/s/ Megan Brearey
Name: Megan Brearey
Title: Assistant Vice President

Lending Office for CDOR Loans:

Fifth Third Bank
424 Church Street, Suite 500
Nashville, TN 37219
Attention: Megan Brearey
Telephone: (615) 687-3061
Facsimile: (615) 687-3067

Address for Notices:

Fifth Third Bank
5050 Kingsley Drive (MD: 1MOC2B)
Cincinnati, OH 45227
Attention: Michele Kraus
Facsimile: (513) 358-3480

Health Care REIT, Inc. Term Loan Agreement Signature Page

PNC BANK, NA

By:	/s/ Kirby R. Holman
Name: Kirby R. Holman
Title: Vice President

Lending Office for CDOR Loans:

PNC Bank, NA
6750 Miller Road
Brecksville, OH 44141
Attention: Jo Elkins

Address for Notices:

PNC Bank, NA
6750 Miller Road
Brecksville, OH 44141
Attention: Jo Elkins
Facsimile: (877) 513-8865

Health Care REIT, Inc. Term Loan Agreement Signature Page

THE BANK OF NEW YORK MELLON

By:	/s/ Carol Murray
Name: Carol Murray
Title: Managing Director

Lending Office for CDOR Loans:

The Bank of New York Mellon
6023 Airport Road
Oriskany, NY 13424
Attention: Amanda VanScooter

Address for Notices:

The Bank of New York Mellon
6023 Airport Road
Oriskany, NY 13424
Attention: Amanda VanScooter
Facsimile: (315) 765-4783

Health Care REIT, Inc. Term Loan Agreement Signature Page

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Andrea S. Chen
Name: Andrea S. Chen
Title: Director

Lending Office for CDOR Loans:

Wells Fargo Bank, National Association
1700 Broadway MAC C7300-034
Denver, CO 80217
Attention: Taylor Barnette

Address for Notices:

Wells Fargo Bank, National Association
301 S College St., 15th Floor
Charlotte, NC 28288
Attention: Andrea S. Chen
Facsimile: (704) 715-1438

Health Care REIT, Inc. Term Loan Agreement Signature Page

BARCLAYS BANK PLC, as Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

Lending Office for CDOR Loans:

Barclays Capital
70 Hudson Street
Jersey City, NJ 07302
Attention: Vincent Cangiano
Phone: (201) 499-2710
Facsimile: (212) 412-7401

Address for Notices:

Barclays Capital
70 Hudson Street
Jersey City, NJ 07302
Attention: Vincent Cangiano
Phone: (201) 499-2710
Facsimile: (212) 412-7401

Health Care REIT, Inc. Term Loan Agreement Signature Page

CITY NATIONAL BANK, a national banking association

By:	/s/ John Finnigan
Name: John Finnigan
Title: Senior Vice President

Lending Office for CDOR Loans:

City National Bank
555 South Flower Street, 24th Floor
Los Angeles, CA 90071
Attention: International Department

Address for Notices:

City National Bank
555 S. Flower Street, 24th Floor
Los Angeles, CA 90071
Attention: International Department
Vivian King, SVP
Facsimile: (213) 673-8688

Health Care REIT, Inc. Term Loan Agreement Signature Page

COMERICA BANK, a Texas banking
association

By:	/s/ Natasha Ursuy
Name: Natasha Ursuy
Title: Senior Vice President

Lending Office for CDOR Loans:

Comerica Bank
411 W. Lafayette Blvd., MC 3266
Detroit, MI 48226
Attention: Kyle B. O’Neil

Address for Notices:

Comerica Bank
411 W. Lafayette Blvd., MC 3266
Detroit, MI 48226
Attention: Laura or Debbie
Facsimile: (313) 222-3420

Health Care REIT, Inc. Term Loan Agreement Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ Thomas Randolph
Name: Thomas Randolph
Title: Managing Director

By:	/s/ John Bosco
Name: John Bosco
Title: Vice President

Lending Office for CDOR Loans:

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Dawn Evans

Address for Notices:

Credit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, NY 10019
Attention: Dawn Evans
Facsimile: (917) 849-5464

Health Care REIT, Inc. Term Loan Agreement Signature Page

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Lending Office for CDOR Loans:

5022 Gate Parkway Suite 100
Jacksonville, FL 32256
Attention: Lee Joyner

Address for Notices:

60 Wall Street
New York, NY 10005
Attention: Ming K. Chu
Facsimile: (212) 797-4420

Health Care REIT, Inc. Term Loan Agreement Signature Page

MORGAN STANLEY BANK, N.A.

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

Lending Office for CDOR Loans:

Morgan Stanley Bank, N.A.
1300 Thames Street
Thames Street Wharf, 4th Floor
Baltimore, MD 21231
Attention: Edward Henley

Address for Notices:

Morgan Stanley Bank, N.A.
1300 Thames Street
Thames Street Wharf, 4th Floor
Baltimore, MD 21231
Attention: Edward Henley
Facsimile: (212) 404-9645

Health Care REIT, Inc. Term Loan Agreement Signature Page

RAYMOND JAMES FINANCE COMPANY OF CANADA LTD.

By:	/s/ Mark E. Moody
Name: Mark E. Moody
Title: Director

Lending Office for CDOR Loans:

Raymond James Finance Company of Canada Ltd.
70 York Street, Suite 1260
Toronto, Ontario M5J 1S9
Attention: Daniel M. Simunac
Facsimile: (416) 342-2590

Address for Notices:

Raymond James Finance Company of Canada Ltd.
70 York Street, Suite 1260
Toronto, Ontario M5J 1S9
Attention: Daniel M. Simunac
Facsimile: (416) 342-2590

Health Care REIT, Inc. Term Loan Agreement Signature Page

THE HUNTINGTON NATIONAL BANK

By:	/s/ Cheryl B. Holm
Name: Cheryl B. Holm
Title: Sr. Vice President

Lending Office for CDOR Loans:

The Huntington National Bank
Loan Operations-Participations
2361 Morse Rd.
Columbus, OH 43229
Attention: Loan Operations-Participations
Facsimile: (614) 480-2249

Address for Notices:

The Huntington National Bank
Loan Operations-Participations
2361 Morse Rd.
Columbus, OH 43229
Attention: Loan Operations-Participations
Facsimile: (614) 480-2249

Health Care REIT, Inc. Term Loan Agreement Signature Page

UBS AG, STAMFORD BRANCH

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ Irja R. Otsa
Name: Irja R. Otsa
Title: Associate Director

Lending Office for CDOR Loans:

UBS AG, Stamford Branch
677 Washington Blvd.
Stamford, CT 06901
Attention: Banking Products Services

Address for Notices:

UBS AG, Stamford Branch
677 Washington Blvd.
Stamford, CT 06901
Attention: Banking Products Services
Facsimile: (203) 719-4176

Health Care REIT, Inc. Term Loan Agreement Signature Page

EXHIBITS AND SCHEDULES

EXHIBITS

A	Form of Term Loan Note

B	Form of Assignment and Assumption

C	Form of Compliance Certificate

SCHEDULES

1.1	Term Loan Commitments and Term Loan Percentages

3.2	Consents, Waivers, Approvals; Violation of Agreements

3.6	Judgments, Actions, Proceedings

3.7	Defaults; Compliance with Laws, Regulations, Agreements

3.8	Burdensome Documents

3.13	Name Changes, Mergers, Acquisitions

3.16	Employee Benefit Plans

7.1	Permitted Indebtedness and Guarantees

7.2	Permitted Security Interests, Liens and Encumbrances

EXHIBIT A

FORM OF TERM LOAN NOTE

Dated:             , 2012

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to the order of             (the “Lender”) on the Term Loan Commitment Maturity Date, the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower outstanding on the close of business on the Term Loan Commitment Maturity Date; and to pay interest on the unpaid principal amount of each Term Loan from time to time outstanding on the dates, at the rates per annum, and for the periods, set forth in or established by the Loan Agreement referred to below and calculated as provided therein.

The Borrower shall pay interest on any Term Loan or any installment thereof, which is not paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate, and all of such interest shall be payable on demand.

Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender.

Payments of both principal and interest on this Term Loan Note are to be made to the office of KeyBank National Association, as Administrative Agent, at 127 Public Square, Cleveland, Ohio 44114-1306 or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

This Term Loan Note is one of the Term Loan Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement dated as of May 24, 2012 by and among the Borrower, the Lenders from time to time party thereto (including the Lender) and KeyBank National Association, as Administrative Agent (as amended, modified or supplemented from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

The Lender is hereby authorized by the Borrower to record on the schedule to this Term Loan Note (or on a supplemental schedule thereto) the amount of each Term Loan made by the Lender to the Borrower and the amount of each payment or repayment of principal of such Term Loans received by the Lender, it being understood, however, that failure to make any such notation shall not affect the rights of the Lender or the obligations of the Borrower hereunder or under the Loan Agreement. The Lender may, at its option, record such matters in its internal records rather than on such schedule.

Upon the occurrence of any Event of Default, the principal amount and accrued interest on this Term Loan Note may be declared or may become due and payable in the manner and with the effect provided in the Loan Agreement.

The Borrower shall pay costs and expenses of collection, including, without limitation, attorneys’ fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Term Loan Note.

2

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS.

HEALTH CARE REIT, INC.

By:
Name:	Scott A. Estes
Title:	Executive Vice President and Chief Financial Officer

Health Care REIT, Inc. Term Loan Note Signature Page

SCHEDULE TO TERM LOAN NOTE

Date Made	Type and Amount of Loan	Amount of Principal Paid or Prepaid	Unpaid Principal Amount of Term Loan Note	Notation Made By

EXHIBIT B

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Loan Agreement identified below (as amended, the “Loan Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Loan Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Loan Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Loan Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]2]
3.	Borrower:	HEALTH CARE REIT, INC.
4.	Administrative Agent:	, as the administrative agent under the Loan Agreement
5.	Loan Agreement:	The Term Loan Agreement dated as of May 24, 2012 among HEALTH CARE REIT, INC., the Lenders parties thereto, KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, and the other parties thereto

2 Select as applicable.

6. Assigned Interest:

Aggregate Amount of Term Loan Commitment/Term Loans for all Lenders	Amount of Term Loan Commitment/Term Loans Assigned	Percentage Assigned of Term Loans Commitment/Term Loans [3]
CAD	$	%
CAD	$	%
CAD	$	%

Effective Date:             , 20            [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower[, the other Loan Parties] and [its] [their] Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[3]	Set forth, to at least 9 decimals, as a percentage of the Term Loan Commitment/Term Loans of all Lenders thereunder.

2

[Consented to and][4] Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:][5]

HEALTH CARE REIT, INC.

By:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Loan Agreement.
[5]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

3

ANNEX 1

[                     ]5

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement, (ii) it satisfies the requirements, if any, specified in the Loan Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Loan Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section         thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Loan Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[5]	Describe Loan Agreement at option of Administrative Agent.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

OFFICER’S CERTIFICATE

The undersigned hereby certifies that:

(A) Health Care REIT, Inc., on a consolidated basis, is in compliance with the financial covenants as set forth in the annexed Compliance Certificate pursuant to the Term Loan Agreement dated as of May 24, 2012 (as amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Loan Agreement”) among Health Care REIT, Inc., the banks party thereto (the “Lenders”) and KeyBank National Association, as Administrative Agent for itself and the Lenders (in such capacity, the “Administrative Agent”), and that all the computations of the financial covenants set forth in the attachments hereto are correct and complete as of the close of business on [DATE] and are in conformity with the terms and conditions of the Loan Agreement.

(B) The representations and warranties contained in Article 3 of the Loan Agreement and in the other Loan Documents (as defined in the Loan Agreement) are true and correct and with the same effect as though such representations and warranties were made on the date of this Compliance Certificate (provided Section 3.6 of the Loan Agreement relates only to claims in excess of $5,000,000 as of the date hereof), except for changes in the ordinary course of business, none of which either singly or in the aggregate, have a Material Adverse Effect (as defined in the Loan Agreement).

(C) No Event of Default and no Default (as defined in the Loan Agreement) has occurred and is continuing.

HEALTH CARE REIT, INC.

Date:	By:
Name:
Title:

Health Care REIT, Inc. Term Loan Agreement

Compliance Certificate: Quarter Ended (date)

I. Section 6.9:

a)	Maximum Funded Indebtedness to the sum of (x) Tangible Net Worth, plus (y) Funded Indebtedness of Not Greater than 0.60: 1.0 [or Not Greater than 0.65:1.0, as the case may be]:

As of: (date) in thousands
Funded Indebtedness	$

Shareholders’ Equity	$

less: Goodwill and Noncompete Agreements

Unamortized Deferred Costs

Treasury Stock

Tangible Net Worth	$

Sum of Tangible Net Worth and Funded Indebtedness	$

Ratio		(%)	COMPLIANCE

**********************************************************************************

b)	Minimum Tangible Net Worth of Not Less than $5,500,000,000:

As of: (date) in thousands
Tangible Net Worth	$

Total Tangible Net Worth	$	COMPLIANCE

**********************************************************************************

c)	Minimum EBITDA/Fixed Charges of Not Less than 150% (rolling four quarters basis):

The Borrower:
Last Four Quarters EBITDA:
March 31, 20	$	___________
December 31, 20	$	___________
September 30, 20	$	___________
June 30, 20	$	___________

Rolling Four Quarter EBITDA	$

divided by the sum of (a), (b) and (c):

Last Four Quarters Interest Expense on All Indebtedness:
March 31, 20	$	___________
December 31, 20	$	___________
September 30, 20	$	___________
June 30, 20	$	___________
(a) Rolling Four Quarter Interest	$
Last Four Quarters scheduled principal payments on Funded Indebtedness:
March 31, 20	$	___________
December 31, 20	$	___________
September 30, 20	$	___________
June 30, 20	$	___________
(b) Rolling Four Quarter Principal Payments	$

Last Four Quarters dividends/distributions re Preferred Stock:
March 31, 20	$

December 31, 20	$

September 30, 20	$

June 30, 20	$

(c) Rolling Four Quarter Preferred Stock Distributions	$
Ratio		(	%)	COMPLIANCE

**************************************************************************

d)	Unsecured Indebtedness/Unencumbered Assets of Not Greater than 0.60:1.00 [or Not Greater than 0.65:1.0, as the case may be]:

As of: (date) in thousands
Net real estate investments (valued at book)	$

Loan loss reserves		$

Depreciation		$

Cash		$

Less: encumbered assets		($	)

Unencumbered Assets:		$

Unsecured Indebtedness:		$

Ratio			(	%)	COMPLIANCE

****************************************************************************

II. Section 7.1(f):

(i) Total outstanding amount of Indebtedness permitted under Section 7.1(c), plus (ii) total outstanding amount of additional secured Indebtedness of the Borrower, on a consolidated basis, does not exceed 30% of Consolidated Total Assets

As of: (date) in thousands
Indebtedness permitted under Section 7.1(c)	$

Additional secured Indebtedness	$

Total:	$

Consolidated Total Assets	$

Ratio		(	%)	COMPLIANCE

****************************************************************************

III. Section 7.8(d):

Cash portion of additional Investments not to exceed 25% of Consolidated Total Assets

As of: (date) in thousands
Cash portion of additional Investments	$

Consolidated Total Assets	$

Ratio		(	%)	COMPLIANCE

****************************************************************************

2

IV. Section 7.14:

Outstanding principal, accrued interest and related fees in connection with Construction Investments not to exceed 35% of Consolidated Total Assets;

As of: (date) in thousands
Construction Investments
Principal	$

Accrued interest	$

Fees	$

Total	$

Consolidated Total Assets	$

Ratio		(	%)	COMPLIANCE

3

SCHEDULE 1.1

TERM LOAN COMMITMENTS

AND TERM LOAN PERCENTAGES

Lender	Term Loan Commitment	Term Loan Percentage
JPMorgan Chase Bank, N.A.	CAD16,000,000	6.400000000%
Bank of America, N.A.	CAD16,000,000	6.400000000%
Royal Bank of Canada	CAD16,000,000	6.400000000%
KeyBank National Association	CAD16,000,000	6.400000000%
Citibank, N.A.	CAD16,000,000	6.400000000%
Compass Bank	CAD16,000,000	6.400000000%
Fifth Third Bank	CAD16,000,000	6.400000000%
PNC Bank, National Association	CAD16,000,000	6.400000000%
The Bank of New York Mellon	CAD16,000,000	6.400000000%
Wells Fargo Bank, National Association	CAD16,000,000	6.400000000%
Barclays Bank PLC	CAD10,000,000	4.000000000%
City National Bank	CAD10,000,000	4.000000000%
Comerica Bank	CAD10,000,000	4.000000000%
Credit Agricole Corporate and Investment Bank	CAD10,000,000	4.000000000%
Deutsche Bank AG New York Branch	CAD10,000,000	4.000000000%
Morgan Stanley Bank, N.A.	CAD10,000,000	4.000000000%
Raymond James Finance Company of Canada Ltd.	CAD10,000,000	4.000000000%
The Huntington National Bank	CAD10,000,000	4.000000000%
UBS Loan Finance LLC	CAD10,000,000	4.000000000%

Total	CAD250,000,000	100.000000000%